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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Virtusa Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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July 25, 2016

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Virtusa Corporation to be held at 8:00 a.m., local time, on Wednesday, September 7, 2016 at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581.

        At this annual meeting, you will be asked to (i) elect two (2) class III directors, as nominated by our board of directors, for a three-year term, (ii) ratify the appointment of our independent registered public accountants, (iii) cast an advisory vote on the compensation of our named executive officers, and (iv) transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of appointment of our independent registered public accountants and FOR approval, on an advisory basis, of the compensation of our named executive officers.

        Details regarding the matters to be acted upon at this annual meeting appear in the accompanying proxy statement. Please give this material your careful attention.

        Whether or not you plan to attend the annual meeting, please submit your vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by your proxy by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that your shares will be represented at the annual meeting. If you vote via the Internet or by telephone or send your proxy in, you will not limit your right to vote in person at the annual meeting. Your prompt cooperation will be greatly appreciated.

Very truly yours,

Kris Canekeratne Chairman and Chief Executive Officer

 TABLE OF CONTENTS

PROXY STATEMENT	1
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3
PROPOSAL 1—ELECTION OF DIRECTORS	8
EXECUTIVE OFFICERS AND DIRECTORS	10
CORPORATE GOVERNANCE AND BOARD MATTERS	15
THE BOARD OF DIRECTORS AND ITS COMMITTEES	20
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	23
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS	25
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS	26
PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	51
PROPOSAL 3—ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	53
OTHER MATTERS	53
STOCKHOLDER PROPOSALS	53
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	54
EXPENSES AND SOLICITATION	54
VIEWING OF PROXY MATERIALS VIA THE INTERNET	54
HOUSEHOLDING OF PROXY MATERIALS	54

Virtusa Corporation
2000 West Park Drive
Westborough, Massachusetts 01581
(508) 389-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, September 7, 2016

To the Stockholders of Virtusa Corporation:

        The annual meeting of stockholders of Virtusa Corporation, a Delaware corporation (the "Company"), will be held on Wednesday, September 7, 2016, at 8:00 a.m., local time, at Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, for the following purposes:

  1.
  To elect two (2) class III directors, as nominated by our board of directors, to our board, each to serve for a three-year term until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal;

  2.
  To ratify the appointment of the accounting firm of KPMG LLP as the Company's independent registered public accountants for the current fiscal year;

  3.
  To hold an advisory vote on the compensation of our named executive officers; and

  4.
  To transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

        Proposal 1 relates solely to the election of two (2) class III directors nominated by the board of directors and does not include any other matters relating to the election of directors, including without limitation, the election of directors nominated by any stockholder of the Company.

        Only stockholders of record at the close of business on July 20, 2016, are entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

        All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the annual meeting, we urge you, whether or not you plan to attend the annual meeting, to submit your vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that your shares will be represented at the annual meeting. If you vote via the Internet or by telephone or send your proxy in, you will not limit your right to vote in person at the annual meeting.

By Order of the Board of Directors,

Ranjan Kalia Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Westborough, Massachusetts
July 25, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, SEPTEMBER 7, 2016: THE PROXY STATEMENT AND ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE AT www.envisionreports.com/VRTU, FOR REGISTERED HOLDERS AND AT www.edocumentview.com/VRTU FOR BENEFICIAL/STREET HOLDERS.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, OR PLEASE PROMPTLY SUBMIT YOUR VOTE VIA THE INTERNET (www.envisionreports.com/VRTU), OR BY TELEPHONE (1-800-652-VOTE (8683)), IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

IN ACCORDANCE WITH OUR SECURITY PROCEDURES, ALL PERSONS ATTENDING THE ANNUAL MEETING WILL BE REQUIRED TO PRESENT PICTURE IDENTIFICATION.

VIRTUSA CORPORATION
2000 West Park Drive
Westborough, Massachusetts 01581

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, September 7, 2016

July 25, 2016

        This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Virtusa Corporation, a Delaware corporation (the "Company," "our," "we" or "us"), for use at the annual meeting of stockholders to be held on Wednesday, September 7, 2016, at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, and any adjournments or postponements thereof. An annual report to stockholders, containing financial statements for the fiscal year ended March 31, 2016, is being mailed together with this proxy statement to all stockholders entitled to vote at the annual meeting. This proxy statement and the form of proxy are expected to be first mailed to stockholders on or about July 27, 2016.

        The purposes of the annual meeting are to (i) elect two (2) class III directors, as nominated by our board of directors, for a three-year term, (ii) ratify the appointment of the accounting firm of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, (iii) hold an advisory vote on the compensation of our named executive officers, and (iv) transact such other business as may properly come before the annual meeting and any adjournments or postponements thereof. The board of directors unanimously recommends that you vote FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants and FOR approval, on an advisory basis, of the compensation of our named executive officers.

        Only stockholders of record at the close of business on July 20, 2016, the record date, will be entitled to receive notice of and to vote at the annual meeting. As of July 20, 2016, 29,869,268 shares of common stock, $.01 par value per share, of the Company were issued and outstanding. The holders of common stock are entitled to one vote per share on any proposal presented at the annual meeting.

        Stockholders may vote in person or by proxy, or stockholders may submit their vote via the Internet (www.envisionreports.com/VRTU), by telephone (1-800-652-VOTE (8683)), or by completing, signing and dating the enclosed proxy card and returning it in the envelope provided as soon as possible so that the stockholder shares will be represented at the annual meeting. If you attend the annual meeting, you may vote in person even if you have previously returned your proxy card or voted via telephone or the Internet. Voting via the Internet or telephone will not limit your right to vote in person at the annual meeting as stated above. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and delivering it to the Secretary of the Company before the taking of the vote at the annual meeting, or (iii) attending the annual meeting and voting in person (although attendance at the annual meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to: Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581, Attention: Secretary, before the taking of the vote at the annual meeting.

        The representation in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the annual meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

        For Proposal 1, the two (2) class III directors are elected by a plurality of the votes cast by stockholders entitled to vote at the annual meeting. For Proposal 2, the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, and for Proposal 3, the advisory vote on the compensation of our named executive officers, an affirmative vote of a majority of the shares properly cast for and against each such matter is required for approval. Brokerage firms, banks and other nominees who hold shares on behalf of their clients in "street name" are not permitted to vote the shares if the clients do not provide instructions (either vote FOR, or vote AGAINST, WITHHOLD their vote, or ABSTAIN) on matters that are not routine matters. If your shares are held through a broker, those shares will not be voted in Proposal 1 (the election of directors) or Proposal 3 (the advisory vote on the compensation of our named executive officers), unless you affirmatively provide the broker instructions on how to vote. Abstentions, votes "withheld" and broker "non-votes" will have no effect in determining the outcome of Proposal 1. Abstentions are not counted as votes cast for or against a matter and thus will have no effect on Proposals 2 and 3.

        The persons named as attorney-in-fact in the proxies, Ranjan Kalia, Executive Vice President, Chief Financial Officer, Treasurer and Secretary of the Company, and Paul D. Tutun, Executive Vice President, General Counsel and Assistant Secretary, were selected by the board of directors. All properly executed proxies returned in time to be counted at the annual meeting, including any votes properly made via the Internet or telephone, will be voted by such persons at the annual meeting. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR election of the director nominees, FOR ratification of the appointment of our independent registered public accountants and FOR the approval, on an advisory basis, of the compensation of our named executive officers.

        Aside from the election of directors, the ratification of the appointment of the independent registered public accountants and the advisory vote on the compensation of our named executive officers, the board of directors knows of no other matters to be presented at the annual meeting. If any other matter should be presented at the annual meeting upon which a vote properly may be taken, shares represented by all proxies received by the board of directors will be voted with respect thereto in accordance with the judgment of the persons named as attorney-in-fact in the proxies.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of our common stock as of July 1, 2016: (i) by each person who is known by us to beneficially own more than 5% of the outstanding shares of common stock; (ii) by each director or nominee; (iii) by each named executive officer; and (iv) by all directors and executive officers as a group. Unless otherwise noted below, the address of each person listed on the table is c/o Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage Beneficially Owned(2)
Five percent stockholders:
BlackRock, Inc.(3)	2,587,190	8.66%
55 East 52nd Street
New York, NY 10022
FMR LLC(4)	2,640,129	8.84%
245 Summer Street
Boston, MA 02210
Oak Ridge Investments LLC(5)	1,499,179	5.02%
10 S. LaSalle, Suite 1900
Chicago, IL 60603
The Vanguard Group(6)	1,608,046	5.38%
100 Vanguard Blvd.
Malvern, PA 19355
Executive officers and directors:
Kris A. Canekeratne(7)	1,266,187	4.22%
Ranjan Kalia(8)	118,007	*
Raj Rajgopal(9)	108,062	*
Thomas R. Holler(10)	28,034	*
Roger Keith Modder(11)	179,858	*
Robert E. Davoli(12)	7,513	*
Izhar Armony(13)	22,590	*
Ronald T. Maheu(14)	81,047	*
Martin Trust(15)	634,430	2.12%
Rowland T. Moriarty(16)	455,249	1.52%
William K. O'Brien(17)	44,886	*
Al-Noor Ramji(18)	22,576	*
Barry R. Nearhos(19)	444	*
All executive officers, directors and nominees as a group (15 persons)(20)	3,008,743	9.92%

*
Represents less than 1% of the outstanding common stock.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Securities and Exchange Commission, the number of shares of common stock deemed outstanding for a person or group includes shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of July 1, 2016.

(2)
Applicable percentage of beneficial ownership for a person as of July 1, 2016 is based upon 29,869,072 shares outstanding at July 1, 2016, and those shares issuable pursuant to options held by such person or group that are currently exercisable or may be exercised within 60 days of July 1, 2016. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(3)
Information herein is based on Schedule 13G/A filed by BlackRock, Inc. on January 27, 2016. The schedule 13G/A provides that BlackRock, Inc. owns in the aggregate 2,587,190 shares of common stock and that it has sole power to vote or direct the voting of 2,523,287 of such shares and to dispose or direct the disposition of 2,587,190 of such shares. BlackRock, Inc. is deemed to be the beneficial owner of the shares as a result of BlackRock, Inc. acting as a parent holding company or control person in accordance with 13d-1(b) (1)(ii)(G) of the Exchange Act.

(4)
Information herein is based on Schedule 13G/A filed by FMR, LLC on February 12, 2016. The Schedule 13G/A provides that FMR, LLC owns in the aggregate 2,640,129 shares of common stock and that it has sole power to vote or direct the voting of 1,015,431of such shares and to dispose or direct the disposition of 2,640,129 of such shares. FMR, LLC is deemed to be the beneficial owner of the shares as a result of FMR, LLC acting as a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G) of the Exchange Act.

(5)
Information herein is based on Schedule 13G filed by Oak Ridge Investments, LLC on February 8, 2016. The schedule 13G provides that Oak Ridge Investments, LLC owns in the aggregate 1,499,179 shares of common stock, sole power to vote or direct the voting of 1,407,414 of such shares, sole power to dispose or direct the disposition of 1,478,957 of such shares and shared power of 20,222 of such shares. Oak Ridge Investments, LLC is deemed to be the beneficial owner of the shares as a result of Oak Ridge Investments, LLC acting as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(6)
Information herein is based on Schedule 13G filed by The Vanguard Group Inc. on February 11, 2016. The schedule 13G provides that The Vanguard Group Inc. owns in the aggregate 1,608,046 shares of common stock, sole voting power with respect to 63,667 shares, shared voting power with respect to 2,300 shares, sole dispositive power with respect to 1,543,679 shares and shared dispositive power with respect to 64,367 shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 62,067 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. ("VIA"), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 3,900 shares as a result of its serving as investment manager of Australian investment offerings. The Vanguard Group, Inc. is deemed to be the beneficial owner of the shares as a result of The Vanguard Group, Inc. acting as an investment adviser in accordance with Rule 13d-1(b)(1)(ii)(E) of the Exchange Act.

(7)
Consists of 688,711 shares held directly by Mr. Canekeratne and 138,175 shares issuable to Mr. Canekeratne upon the exercise of stock options exercisable within 60 days of July 1, 2016, 296,261 shares owned by Tushara Canekeratne, the spouse of Mr. Canekeratne and a former executive officer of the Company, 41,110 shares held by the Kris Canekeratne Irrevocable Trust, 41,110 shares held by the Tushara Canekeratne Irrevocable Trust, 14,692 shares held by the Kavan A. Canekeratne IDI Trust and 14,692 shares held by the Shane A. Canekeratne IDI Trust. The number of shares held by Mr. Canekeratne also includes 31,436 shares of restricted stock awards subject to time-based vesting. Excludes 96,643 and 32,364 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(8)
Consists of 56,146 shares held directly by Mr. Kalia and 44,279 shares issuable to Mr. Kalia upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Kalia also includes 17,582 shares of restricted stock awards subject to time-based vesting granted to Mr. Kalia. Excludes 33,825 and 11,003 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(9)
Consists of 59,862 shares held directly by Mr. Rajgopal and includes 36,226 shares issuable to Mr. Rajgopal upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Rajgopal also includes 11,974 shares of restricted stock awards subject to time-based vesting granted to Mr. Rajgopal. Excludes 38,657 and 11,974 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(10)
Consists of 15,719 shares held directly by Mr. Holler and 2,685 shares issuable to Mr. Holler upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Holler also includes 9,630 shares of restricted stock awards subject to time-based vesting granted to Mr. Holler. Excludes 38,657 and 10,032 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(11)
Consists of 150,768 shares held directly by Mr. Modder and 17,716 shares issuable to Mr. Modder upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Modder also includes 11,374 shares of restricted stock awards subject to time-based vesting granted to Mr. Modder. Excludes 33,825 and 11,003 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(12)
Consists of 3,440 shares held directly by Mr. Davoli and 2,405 shares issuable to Mr. Davoli upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Davoli also includes 1,668 shares of restricted stock awards subject to time-based vesting granted to Mr. Davoli. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(13)
Consists of 833 shares held directly by Mr. Armony and 20,089 shares issuable to Mr. Armony upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Armony also includes 1,668 shares of restricted stock awards subject to time-based vesting granted to Mr. Armony. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Armony is a general partner of the general partner of Charles River Partnership XI, L.P. Pursuant to the terms of the Charles River Partnership XI, L.P. partnership agreement, Mr. Armony is obligated to transfer the stock options held by him, or the underlying shares or proceeds from the exercise and sale thereof, to charity.

(14)
Consists of 34,551 shares held directly by Mr. Maheu and 7,500 shares held by TNR Partnership, a limited partnership, of which Mr. Maheu's spouse is the general partner, and 37,746 shares issuable to Mr. Maheu upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Maheu also includes 1,250 shares of restricted stock awards subject to time-based vesting granted to Mr. Maheu. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Maheu disclaims beneficial ownership of the shares held by TNR Partnership, except to the extent of his pecuniary interest therein, if any.

(15)
Consists of 57,746 shares issuable to Mr. Trust upon the exercise of stock options exercisable within 60 days of July 1, 2016, 51,875 shares held by the Martin Trust 2013 GRAT I, 51,875 shares held by Martin Trust 2013 GRAT for Grandchildren and 471,266 shares held by the 1997 Martin Trust Master Trust. The number of shares held by Mr. Trust also includes 1,668 shares of restricted stock awards subject to time-based vesting granted to Mr. Trust. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Trust disclaims beneficial ownership of the shares held by the Martin Trust 2013 GRAT I, Martin Trust 2013 GRAT for Grandchildren and the 1997 Martin Trust Master Trust, except to the extent of his pecuniary interest therein, if any.

(16)
Consists of 92,119 shares held directly by Mr. Moriarty, 169,084 shares held by Rubex LLC, a limited liability company of which Mr. Moriarty is chief investment officer, 59,195 shares held by Movex, LLC, a limited liability company of which Mr. Moriarty exerts voting and investment control, 39,500 shares held by the Moriarty Family Charitable Foundation of which Mr. Moriarty's spouse is the trustee, 65,372 shares held by Rowgra LLC, a limited liability company of which Mr. Moriarty exerts voting and investment control and 28,311 shares issuable to Mr. Moriarty upon the exercise of stock options exercisable within 60 days of July 1, 2016. The number of shares held by Mr. Moriarty also includes 1,668 shares of restricted stock awards subject to time-based vesting granted to Mr. Moriarty. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited. Mr. Moriarty disclaims any beneficial ownership of the shares held by Rubex LLC, Movex, LLC, Rowgra, LLC and the Moriarty Family Charitable Foundation, except to the extent of his pecuniary interest, if any.

(17)
Includes 833 shares held directly by Mr. O'Brien and 42,385 shares issuable to Mr. O'Brien upon the exercise of stock options exercisable within 60 days of July 1, 2016.

  The number of shares held by Mr. O'Brien also includes 1,668 shares of restricted stock awards subject to time-based vesting granted to Mr. O'Brien. Excludes 2,016 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(18)
Includes 833 shares held directly by Mr. Ramji and 21,743 shares issuable to Mr. Ramji upon the exercise of stock options exercisable within 60 days of July 1, 2016. Excludes 3,684 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(19)
Includes 444 shares held directly by Mr. Nearhos. Excludes 2,447 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantee retains no voting rights in restricted stock units until vesting but does retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

(20)
Includes an aggregate of 449,506 shares issuable upon exercise of stock options exercisable within 60 days of July 1, 2016 held by fifteen (15) executive officers and directors. The number of shares held by these executive officers and directors include an aggregate of 98,729 shares of restricted stock awards subject to time-based vesting. Excludes an aggregate of 265,767 and 124,615 shares of common stock subject to performance-based restricted stock units which are conditionally earned with respect to the fiscal years ended March 31, 2016 and March 31, 2015, respectively, but remain subject to time-based vesting and will not settle within 60 days of July 1, 2016. Excludes an aggregate of 96,005 restricted stock units subject to time-based vesting and will not settle within 60 days of July 1, 2016. The grantees retain no voting rights in restricted stock unit until vesting but do retain voting rights with respect to shares of unvested restricted stock awards unless and to the extent that such shares are forfeited.

 PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

        Our board of directors currently consists of nine members. Our seventh amended and restated certificate of incorporation divides the board of directors into three classes. One class is elected each year for a term of three years. The directors are elected by a plurality of votes cast by stockholders. The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated Kris Canekeratne and Barry R. Nearhos and recommended that each nominee be elected to the board of directors as a class III director, each to hold office until the annual meeting of stockholders to be held in the year 2019 and until his successor has been duly elected and qualified or until his earlier death, resignation or removal. Kris Canekeratne and Barry R. Nearhos are each class III directors whose terms expire at this annual meeting. The board of directors is also composed of (i) three (3) class I directors (Robert E. Davoli, William K. O'Brien, and Al-Noor Ramji) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2017 and (ii) three (3) class II directors (Martin Trust, Izhar Armony and Rowland T. Moriarty) whose terms expire upon the election and qualification of directors at the annual meeting of stockholders to be held in 2018. Mr. Canekeratne is our chief executive officer and the chairman of the board. Ronald T. Maheu, who is currently a Class III director, is not standing for reelection to the board of directors, with his term ending upon conclusion of the 2016 annual meeting of stockholders.

        The board of directors knows of no reason why any of the nominees would be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the board of directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

        For Proposal 1, the election of two (2) class III directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the annual meeting shall be elected as directors.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
THAT YOU VOTE "FOR" THE NOMINEES LISTED BELOW.

        The following table sets forth the nominees to be elected at the annual meeting and continuing directors, the year each such nominee or director was first elected a director, the positions with us currently held by such nominee and director, the year such nominee's or director's current term will expire and such nominee's and director's current class:

Nominee's or Director's Name and Year First Became a Director	Position(s) with the Company	Year Current Term Will Expire	Current Class of Director
Nominee for Class III Director:
Kris Canekeratne	Chief Executive Officer and	2016	III
1996	Chairman of the Board
Barry R. Nearhos(1)	Director	2016	III
2016
Continuing Directors:
Robert E. Davoli	Director	2017	I
2000
William K. O'Brien	Director	2017	I
2008
Al-Noor Ramji	Director	2017	I
2011
Martin Trust	Director	2018	II
2004
Izhar Armony	Director	2018	II
2004
Rowland T. Moriarty	Director	2018	II
2006

(1)
Mr. Nearhos was appointed by the board of directors as a Class III director on March 31, 2016. In connection with his appointment, the board of directors set Mr. Nearhos' election by the stockholders to occur at the next scheduled annual meeting of stockholders.

 EXECUTIVE OFFICERS AND DIRECTORS

        The following table sets forth the executive officers, director nominees to be elected at the annual meeting, and the directors of the Company, their ages, and the positions currently held by each such person with the Company as of the date of this proxy statement.

Name	Age	Position
Kris Canekeratne	50	Chairman and Chief Executive Officer and Class III Director
Ranjan Kalia	55	Executive Vice President, Chief Financial Officer, Treasurer and Secretary
Raj Rajgopal	56	President, Enterprise Transformation Services
Jitin Goyal	45	President, Banking and Financial Services
Thomas R. Holler	53	Executive Vice President and Chief Strategy Officer
Roger Keith Modder	52	Executive Vice President and Chief Operating Officer
Samir Dhir	45	Executive Vice President, Chief Delivery Officer and Head of India Operations
Robert E. Davoli(1)	68	Class I Director
William K. O'Brien(2)	71	Class I Director
Al-Noor Ramji(1)	62	Class I Director
Martin Trust(1)	81	Class II Director
Izhar Armony(2)(3)	52	Class II Director
Rowland T. Moriarty(1)(3)	69	Class II Director
Ronald T. Maheu(2)(3)	74	Class III Director
Barry R. Nearhos(2)	58	Class III Director

(1)
Member of the compensation committee

(2)
Member of the audit committee

(3)
Member of the nominating and corporate governance committee

        Kris Canekeratne, one of our co-founders, has served as chairman of our board of directors from our inception and chief executive officer from 1996 to 1997 and from 2000 to the present. In 1997, Mr. Canekeratne co-founded eDocs, Inc., a provider of electronic account management and customer care, later acquired by Oracle Corporation. In 1989, Mr. Canekeratne was one of the founding team members of INSCI Corporation, a supplier of digital document repositories and integrated output management products and services and served as its senior vice president from 1992 to 1996. Mr. Canekeratne obtained his B.S. in Computer Science from Syracuse University. As a co-founder and chief executive officer, Mr. Canekeratne provides a critical contribution to our board of directors, reflecting his detailed knowledge of the Company, our employees, our client base, our prospects, the global IT industry and our competitors.

        Ranjan Kalia has served as our executive vice president, chief financial officer, treasurer and secretary since October 2012. Prior to his promotion, Mr. Kalia served as our senior vice president, chief financial officer, treasurer and secretary since October 2008 and senior vice president, finance since he joined us in April 2008. Prior to joining us, from 2000 to December 2007, Mr. Kalia served as Vice President, Finance Emerging Markets and International Development and Chief Financial Officer—Asia Pacific for EMC Corporation. Mr. Kalia received a M.B.A. from Nichols College and an undergraduate degree from Delhi University, India.

        Raj Rajgopal has served as our president of Enterprise Transformation Services (ETS) since March 2016. Prior to his appointment as president of ETS, Mr. Rajgopal served as our president since May 2013, executive vice president, business development and client services since October 2008 and served as our general manager of communications, content, and technology, or CCT, Business Unit beginning when he joined us in April 2005. Prior to joining us, from 2003 to April 2005, Mr. Rajgopal served as President, Rajgopal Management Consulting, a consulting company, which provided consulting services to us from time to time from January 2004 to March 2005. From September 1990 to April 2003, Mr. Rajgopal held several positions with Cap Gemini Ernst & Young, a consulting company, including serving most recently as Vice President, Management Consulting. Mr. Rajgopal graduated from the Indian Institute of Technology, with a B.S. in Mechanical Engineering, earned his M.S. in Industrial Engineering and Operations Research and in Computer Science from Virginia Tech and earned his M.B.A. from Massachusetts Institute of Technology (M.I.T.), Sloan School of Management.

        Jitin Goyal has served as our president of our Banking and Financial Services since March 2016. He is also currently the Chief Executive Officer and Executive Director of Polaris Consulting & Services Private Limited ("Polaris"), which is a majority owned subsidiary of Virtusa. Mr. Goyal has served as an Executive Director of Polaris since November 2014 and has served as Chief Executive Officer of Polaris since May 2013. Mr. Goyal has also served as Head of Worldwide Sales & Account Management at Polaris Financial Technology Limited (which entity had its name changed to Polaris Consulting & Services Private Limited) since October 2012. Prior to joining Polaris, from December 1998 to October 2008, Mr. Goyal worked at Infosys Technologies Limited, a business consulting, information technology, software engineering and outsourcing services company where he served as Vice President for EMEA and was a member of Infosys' Tier-1 leadership team. Prior to Infosys, from May 1994 to November 1998, Mr. Goyal worked at Citibank NA, Inc., a multinational financial services corporation in India and held various roles in corporate banking and treasury and capital markets. Additionally, between November 2008 and September 2012, Mr. Goyal founded several ventures in areas including environment and sustainability, digital animation and technology innovation. Mr. Goyal continues to be the principal shareholder and director of Occam Technologies, a private company in India that he founded in July 2010. Mr. Goyal holds an MBA in Finance & Strategy from the Indian Institute of Management (Calcutta) and a BE in Electronics from Thapar Institute of Engineering & Technology.

        Thomas R. Holler has served as our executive vice president and chief strategy officer since May 2011 and, prior to his promotion, served as our executive vice president, chief operating officer since October 2008. He has also previously served as our executive vice president, finance, chief financial officer, treasurer and secretary since 2001. Before joining us, from 1996 to 2001, Mr. Holler was chief financial officer and vice president of finance at Cerulean Technology, Inc., a global supplier of wireless mobile applications and services, which was later acquired by Aether Systems Inc. Mr. Holler earned his B.S. in Business Administration from Wayne State University and his M.B.A. from Northeastern University.

        Roger Keith Modder has served as our executive vice president and chief operating officer since May 2011 and, prior to his promotion, served as president, Asia and executive vice president, global services since October 2008. He also has previously served as our executive vice president and managing director, Asian operations since 2001. Mr. Modder also was a member of our board of directors from April 2004 to October 2004. Prior to joining us, Mr. Modder worked for the John Keells Group where he held managing director positions for two IT solutions companies in the John Keells Group. Mr. Modder is a member of the board of directors of the Lanka Software Foundation and Commercial Bank, a large private bank in Sri Lanka and in Bangladesh, and has been a member of the ICT Advisory Committee of the Sri Lanka Export Development Board.

        Samir Dhir has served as our executive vice president, chief delivery officer and head of India operations since May 2013. Prior to his promotion, Mr. Dhir served as our senior vice president, global delivery head and head of India operations since February 2010 and as an executive officer since April 1, 2011. Prior to joining us, Mr. Dhir worked for Wipro Technologies where he managed a delivery organization with over 5,000 IT professionals focused on the technology, media and transportation industries. Mr. Dhir also led Wipro's SAP Practice and managed services business. Prior to his time at Wipro, Mr. Dhir held leadership positions with Avaya Inc. and Lucent Technologies in the United Kingdom. Mr. Dhir received his M.B.A. from the Warwick Business School, UK and holds a B.Tech from the Indian Institute of Technology Roorkee.

        Robert E. Davoli has served as a member of our board of directors since 2000. Mr. Davoli has been managing director of Sigma Partners, a venture capital investment firm, since November 1995 and managing director of Sigma Prime Ventures since 2012. From February 1993 to September 1994, Mr. Davoli was president and chief executive officer of Epoch Systems, Inc., a vendor of client-server data management software products. From 1990 to 1992, Mr. Davoli served as an executive officer of Sybase, Inc. (which acquired SQL Solutions). In 1985, Mr. Davoli founded SQL Solutions, a purveyor of services and tools for the relational database market where he was president and chief executive officer from 1985 to 1990. Mr. Davoli holds a B.A. in History from Ricker College and studied Computer Science at Northeastern University for two years. Mr. Davoli brings to the board of directors his broad entrepreneurial experience, his extensive experience in the technology industry and his service as a director of the Company since 2000, which affords him unique perspectives on our growth and evolution.

        Izhar Armony has served as a member of our board of directors since April 2004. Mr. Armony has been a partner at Charles River Ventures, a venture capital investment firm, since 1997. Prior to joining Charles River Ventures, Mr. Armony was with Onyx Interactive, an interactive training company based in Tel Aviv where he served as vice president of marketing and business development. Mr. Armony also served as an officer in the Israeli Army. Mr. Armony received an M.B.A. from the Wharton School of Business and an M.A. in Cognitive Psychology from the University of Tel Aviv in Israel. Mr. Armony brings to the board of directors his extensive experience in the technology industry, through both company operations and venture capital investment, which makes him particularly well-suited to help the board address the specific types of challenges commonly faced by technology companies.

        Ronald T. Maheu has served as a member of our board of directors since April 2004. Mr. Maheu retired in July 2002 from PricewaterhouseCoopers LLP. Mr. Maheu was a senior partner at PricewaterhouseCoopers LLP from 1998 to July 2002. Mr. Maheu was a founding member of Coopers & Lybrand's board of partners. Following the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Maheu served on both the United States and global boards of partners and principals of PricewaterhouseCoopers until 2001. Mr. Maheu currently serves as a member of the board of directors of WEX Inc. (formerly Wright Express Corporation) and CRA International, Inc. Mr. Maheu brings to the board of directors his extensive financial and accounting expertise which he has put to use as chairman of our audit committee, as well as his extensive service on boards of public companies. Mr. Maheu's term will expire at the 2016 annual meeting of stockholders, and he will not stand for reelection.

        Martin Trust has served as a member of our board of directors since October 2004. Mr. Trust is chief executive officer of Samtex (USA), Inc., a holding company engaged in the production of apparel and textile products, a position he has held since October 2003. Mr. Trust was senior advisor to L Brands, a retailer of apparel and personal care products, from 2001 to October 2003. Prior to that, Mr. Trust served as president and chief executive officer of Mast Industries, Inc., a contract manufacturer, importer and wholesaler of women's apparel and wholly-owned subsidiary of Limited Brands, from 1970 to 2001. Mr. Trust has served in the capacity of cleared advisor to the United States Department of Commerce with regard to textile trade issues. He was a member of the board of directors of Staples, Inc. from 1987 to 2009. Mr. Trust brings to the board of directors many years of executive management and leadership experience and provides invaluable advice and input regarding our strategic and financial affairs.

        Rowland T. Moriarty has served as a member of our board of directors since July 2006. Mr. Moriarty is currently chairman of the board of directors of CRA International, Inc., a worldwide economic and business consulting firm. Mr. Moriarty also serves as a member of the board of directors of WEX Inc. (formerly Wright Express Corporation) and Staples, Inc. Mr. Moriarty has been the president and chief executive officer of Cubex Corporation, a privately-held consulting company, since 1981. From 1981 to 1992, Mr. Moriarty was Professor of Business Administration at Harvard Business School. He received a D.B.A. from Harvard University, an M.B.A. from the Wharton School of Business and a B.A. from Rutgers University. Mr. Moriarty brings to the board of directors a thorough understanding of our business, as well as his extensive experience regarding the operation and management of complex global organizations.

        William K. O'Brien has served as a director since November 2008. Mr. O'Brien served as chief executive officer of Enterasys Networks from April 2002 until March 2004 and was named executive chairman of the board in 2004. Prior to Enterasys, Mr. O'Brien worked for over thirty three years at PricewaterhouseCoopers, where he served in a number of roles including chief operating officer of the former Coopers & Lybrand, with responsibility for the audit, tax, and financial advisory components of the U.S. business; managing partner for the Boston office; and a global managing partner of PricewaterhouseCoopers. He currently serves on the board of directors of Mercury Systems, Inc., a global provider of data processing systems, software, and services. He is a graduate of Bentley College. Mr. O'Brien brings to the board of directors his extensive financial and accounting expertise, as well as his strong leadership and management background.

        Al-Noor Ramji has served as a director since February 2011. Mr. Ramji is currently the Group Chief Digital Officer of Prudential plc since January 2016. Prior to joining Prudential plc, Mr. Ramji was chief strategy officer of Calypso Technology, Inc., a global application software provider that sells an integrated suite of trading and risk applications to the capital markets function within banks and other financial institutions, a position he has held since March 2014. From April 2010 to June 2013, Mr. Ramji was the executive vice president and general manager, Misys Banking, at Misys PLC, a mid-size software company that serves the financial services industry. From May 2004 to March 2010, Mr. Ramji served in various executive roles at British Telecom, most recently as chief executive officer for BT Innovate and Design and chief information officer and chief technology officer of BT Group plc. Prior to British Telecom, Mr. Ramji was executive vice president, chief information officer and chief e-commerce officer for Qwest Communications. Mr. Ramji has also served as chief information officer at UBS (then called SBC) and, prior to UBS, as global head of operations at Credit Suisse First Boston. Mr. Ramji is a Chartered Financial Analyst and holds a BSc in Electronics from the University of London. He is a multi-year winner of the CIO 100 Award, CIO Insight IT Leader of the Year 2009, and the British Computer Society CIO of the Year. Mr. Ramji brings to the board of directors his extensive industry, domain and operational experience arising from holding management positions in large, complex technology companies, which enables him to provide invaluable insights to the challenges facing IT application outsourcing companies with respect to both the markets and clients being served.

        Barry R. Nearhos has served as a director since March 2016. Mr. Nearhos has over 35 years of experience with PricewaterhouseCoopers ("PwC") providing assurance, business advisory and other services to clients across multiple industries, including technology, life sciences, telecom, and manufacturing. Before his retirement from PwC in June 2015, Mr. Nearhos was Market Managing Partner for PwC's Northeast region, responsible for directing the strategy and operations of the firm's Boston, Hartford and Albany offices. During his tenure, Mr. Nearhos also served as the leader of PwC's Northeast Assurance practice, a position he held from 2005 until 2008, and as a partner in PwC's Assurance practice from 1989 to 2005. He currently serves on the board of directors of Eastern

Bank, an independent, mutual bank providing banking, investment and insurance services. Mr. Nearhos is a graduate of Boston College. Mr. Nearhos brings to the board of directors his extensive financial and accounting expertise, as well as his extensive knowledge of technology companies.

        Our executive officers are elected by the board of directors on an annual basis and serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

 CORPORATE GOVERNANCE AND BOARD MATTERS

Board Leadership Structure

        Mr. Canekeratne, a founder of our company, serves as our chief executive officer and chairman of the board. The board of directors believes that having our executive officer as chairman of the board facilitates the board of directors' decision-making process because Mr. Canekeratne has first-hand knowledge of our operations and the major issues facing us, and is most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. This also enables Mr. Canekeratne to act as the key link between the board of directors and other members of management. To maintain effective independent oversight, the board of directors annually appoints a lead independent director, as discussed further in "Executive Sessions of Independent Directors" below. The board of directors believes the combined role of chief executive officer and chairman, together with a lead independent director having the duties described below, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Independence of Members of the Board of Directors

        The board of directors has determined that Messrs. Armony, Davoli, Maheu, Moriarty, Trust, O'Brien, Ramji and Nearhos are independent within the meaning of the director independence standards of The NASDAQ Stock Market, Inc., or NASDAQ, and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Furthermore, the board of directors has determined that each member of each of the committees of the board of directors is independent within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission.

Executive Sessions of Independent Directors; Lead independent Director

        Executive sessions of the independent directors are generally held immediately after each regularly scheduled in-person meeting of the board of directors. Executive sessions do not include any of our non-independent directors and are chaired by a lead independent director who is appointed annually by the board of directors from our independent directors. Mr. Martin Trust currently serves as the lead independent director. In this role, Mr. Trust serves as chairperson of the independent director sessions and assists the board in assuring effective corporate governance. The independent directors of the board of directors met in executive session four (4) times in our fiscal year ended March 31, 2016.

Role in Risk Oversight by the Board of Directors

        The board of directors' role in overseeing the management of the Company's risks is primarily accomplished through management's reporting processes, including receiving regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, and strategic and reputational risk and assessments and prioritization of such risks. The standing committees of our board of directors, pursuant to the respective charters, represent a key element of enterprise risk management. The nominating and corporate governance committee of our board of directors has been initially appointed by our board of directors to administer the enterprise risk management process as the enterprise risk management committee. The enterprise risk management committee provides oversight of the recommendations of management and associated timeline to identify and assess severity of enterprise risks, the prioritization of such risks and development of any action plans to mitigate such risks. Our audit committee focuses on risks and issues related to accounting, internal controls and financial and tax reporting. The audit committee also monitors compliance with ethical standards, including conflicts of interest, related party transactions and adherence to standards of ethical conduct. The compensation committee identifies and oversees risks and issues associated with our executive compensation policies and practices, and the nominating and corporate governance committee identifies and oversees risks and issues associated with director independence, related party transactions and the implementation of corporate governance policies and our code of ethics. All of these committees are ultimately subject to oversight and direction of the full board of directors and report directly to the board of directors on these matters.

Policies Governing Director Nominations

Director qualifications

        The nominating and corporate governance committee of the board of directors is responsible for reviewing with the board of directors from time to time the appropriate qualities, skills and characteristics desired of members of the board of directors in the context of the needs of the business and current make-up of the board of directors. This assessment includes consideration of the following minimum qualifications that the nominating and corporate governance committee believes must be met by all directors:

  •
  nominees must have experience at a strategic or policy making level in a business, government, non-profit or academic organization of high standing;

  •
  nominees must be highly accomplished in their respective fields, with superior credentials and recognition;

  •
  nominees must be well regarded in the community and shall have a long-term reputation for the highest ethical and moral standards;

  •
  nominees must have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards on which the nominee may serve; and

  •
  nominees must be free of conflicts of interest and potential conflicts of interest, in particular with relationships with other boards.

        We do not have a formal diversity policy. However, as part of its evaluation of director candidates and in addition to other standards the nominating and corporate governance committee may deem appropriate from time to time for the overall structure and composition of the board of directors, the nominating and corporate governance committee considers whether each candidate, if elected, assists in achieving a mix of board members that represent a diversity of background and experience. Accordingly, the board of directors seeks members from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise that, in concert, offer us and our stockholders diversity of opinion and insight in the areas most important to us and our corporate mission. In addition, nominees for director are selected to have complementary, rather than overlapping, skill sets. All candidates for director nominee must have time available to devote to the activities of the board of directors. The nominating and corporate governance committee also considers the independence of candidates for director nominee, including the appearance of any conflict in serving as a director. Candidates for director nominee who do not meet all of these criteria may still be considered for nomination to the board of directors, if the nominating and corporate governance committee believes that the candidate will make an exceptional contribution to us and our stockholders.

Process for identifying and evaluating director nominees

        The board of directors is responsible for selecting its own members. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

        Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be helpful in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors' approval as director nominees for election to the board of directors. The nominating and corporate governance committee also recommends candidates to the board of directors for appointment to the committees of the board of directors.

Procedures for recommendation of director nominees by stockholders

        The nominating and corporate governance committee will consider director nominee candidates who are recommended by our stockholders. Stockholders, in submitting recommendations to the nominating and corporate governance committee for director nominee candidates, shall follow the following procedures:

        All recommendations for nomination must be in writing and include the following:

  •
  Name and address of the stockholder making the recommendation, as they appear on our books and records, and of such record holder's beneficial owner;

  •
  Number of shares of our capital stock that are owned beneficially and held of record by such stockholder and such beneficial owner;

  •
  Name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the individual recommended for consideration as a director nominee;

  •
  All other information relating to the recommended candidate that would be required to be disclosed in solicitations of proxies for the election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including the recommended candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if approved by the board of directors and elected; and

  •
  A written statement from the stockholder making the recommendation stating why such recommended candidate meets our criteria and would be able to fulfill the duties of a director.

        Nominations must be sent to the attention of our secretary by U.S. mail (including courier or expedited delivery service) to:

Virtusa Corporation 2000 West Park Drive Westborough, Massachusetts 01581

        Our secretary will promptly forward any such nominations to the nominating and corporate governance committee. The nominating and corporate governance committee must receive any such recommendation for nomination not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the first anniversary of the date of the proxy statement delivered to stockholders in connection with the preceding year's annual meeting. Once the nominating and corporate governance committee receives the nomination of a candidate and the candidate has complied with the minimum procedural requirements above, such candidacy will be evaluated and a recommendation with respect to such candidate will be delivered to the board of directors.

Policy Governing Stockholder Communications with the Board of Directors

        The board of directors provides to every stockholder the ability to communicate with the board of directors as a whole and with individual directors on the board of directors through an established process for stockholder communication.

        Any of our stockholders who wish to communicate directly with the board of directors or an individual member of the board of directors may do so by sending such communication by U.S. Mail (including courier or expedited delivery service) addressed to the chairman of the board, as a representative of the entire board of directors, or to the individual director or directors, in each case, c/o Secretary, Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581.

        We will forward any such stockholder communication to the chairman of the board of directors, as a representative of the board of directors, or to the director to whom the communication is addressed, on a periodic basis.

Policy Governing Director Attendance at Annual Meetings of Stockholders

        Our policy is to encourage all of our directors to be present at our annual stockholder meetings and four of our eight members who were directors at the time of the annual meeting of stockholders held in 2015, attended the meeting (in person or via conference call).

Board of Directors' Evaluation Program

        The board of directors performs annual self-evaluations of its composition and performance, including evaluations of its standing committees and individual evaluations for each director. In addition, each of the standing committees of the board of directors conducts its own self-evaluation, which is reported to the board of directors. The board of directors retains the authority to engage its own advisors and consultants.

Stock Ownership Guidelines

        We have adopted equity ownership guidelines for our executive officers and directors to further align their interests with those of our stockholders. Under the guidelines, executives and directors are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position or annual board retainer as applicable. These equity ownership guidelines are discussed further elsewhere in this proxy statement in the section entitled "Compensation Analysis and Discussion."

Hedging and Pledging Policies

        We have adopted insider trading policies and procedures applicable to all of our employees, including our named executive officers. Our insider trading policies do not permit any insiders, including the named executive officers and board members, to "hedge" ownership of Virtusa securities, or otherwise engage in short sales or purchases or sales of any other type of derivative securities with respect to Virtusa securities. In addition, no insider, including our named executive officer and board members, may pledge Virtusa securities. Under our policy, we designate all executive officers and board members as "insiders," as well as any other employee who is designated as an insider by the General

Counsel of the Company, if the General Counsel determines that such employee, in the ordinary course of performance of his or her duties, may have access to material, nonpublic information regarding the Company.

Clawback

        In May 2015, we adopted a clawback policy that provides that the board of directors has discretion to clawback the amount of excess proceeds received by, or reduce the amount of future compensation payable to, an executive of the Company for excess proceeds from incentive compensation payable to, or received by, such executive due to misconduct by such executive that resulted in a material restatement of financial statements. The clawback period is the three-year period preceding the filing of any such restated financial statements with the Securities and Exchange Commission ("SEC").

Code of Ethics

        We have adopted a "code of ethics," as defined by regulations promulgated under the Securities Act of 1933, as amended, and the Exchange Act, that applies to all of our directors and employees worldwide, including our principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions. A current copy of the Code of Business Conduct and Ethics is available at the Corporate Governance section of our website at http://www.virtusa.com/investors. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, from us upon a request directed to:

Virtusa Corporation 2000 West Park Drive Westborough, Massachusetts 01581 Attention: Investor Relations

        We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at http://www.virtusa.com/investors and/or in our public filings with the Securities and Exchange Commission.

        For more corporate governance information, you are invited to access the Corporate Governance section of our website available at http://www.virtusa.com/investors.

 THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of directors

        The board of directors met nine (9) times during the fiscal year ended March 31, 2016. Each of the directors attended at least 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings of all committees of the board of directors on which they served during the fiscal year ended March 31, 2016, except that Mr. Ramji attended less than 75% of the board and committee meetings, in the aggregate, during the fiscal year ended March 31, 2016. The board of directors has the following standing committees: audit committee; compensation committee; and nominating and corporate governance committee, each of which operates pursuant to a separate charter that has been approved by the board of directors. A current copy of each charter is available at the Corporate Governance section of our website at http://www.virtusa.com/investors. Each committee reviews the appropriateness of its charter at least annually. Each committee retains the authority to engage its own advisors and consultants. The composition and responsibilities of each committee are summarized below.

Audit committee

        The audit committee of the board of directors currently consists of Messrs. O'Brien, Maheu, Armony and Nearhos, each of whom is an independent director within the meaning of the director independence standards of NASDAQ and the Securities and Exchange Commission, or SEC, including Rule 10A-3(b)(1) under the Exchange Act. Mr. O'Brien serves as the chairman of the audit committee. In addition, the board of directors has determined that each of Mr. O'Brien, Mr. Maheu, Mr. Armony and Mr. Nearhos are each financially literate and that Mr. O'Brien, Mr. Maheu and Mr. Nearhos each qualifies as an "audit committee financial expert" under the rules of the SEC. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. O'Brien, Mr. Maheu and Nearhos' experience and understanding with respect to certain accounting and auditing matters. The designation does not impose upon Mr. O'Brien, Mr. Maheu or Mr. Nearhos any duties, obligations or liability that are greater than are generally imposed on him as a member of the audit committee and the board of directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the board of directors.

        The audit committee met nine (9) times during the fiscal year ended March 31, 2016. The audit committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

        As described more fully in its charter, the audit committee oversees our accounting and financial reporting processes, internal controls and audit functions. In fulfilling its role, the audit committee responsibilities include:

  •
  appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

  •
  approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

  •
  reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

  •
  coordinating the review of the system of internal controls over financial reporting;

  •
  establishing policies and procedures for the receipt and retention of accounting related complaints and concerns; and

  •
  preparing the audit committee report required by SEC rules to be included in our annual proxy statement.

Compensation committee

        The compensation committee of the board of directors currently consists of Messrs. Trust, Davoli, Moriarty and Ramji, each of whom is an independent director within the meaning of the director independence standards of NASDAQ, a non-employee director as defined in Rule 16b-3 of the Exchange Act, and an outside director pursuant to Section 162(m) of the Internal Revenue Code. Mr. Trust serves as the chairman of the compensation committee. The compensation committee's responsibilities include:

  •
  annually reviewing and approving corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers;

  •
  evaluating the performance of our chief executive officer and other executive officers in light of such corporate goals and objectives and determining the compensation of our chief executive officer and other executive officers;

  •
  overseeing and administering our equity plans and similar plans; and

  •
  reviewing and making recommendations to the board with respect to director compensation.

        The compensation committee met four (4) times during the fiscal year ended March 31, 2016. The compensation committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

Nominating and corporate governance committee

        The nominating and corporate governance committee of the board of directors currently consists of Messrs. Moriarty, Armony and Maheu, each of whom is an independent director within the meaning of the director independence standards of NASDAQ. Mr. Moriarty serves as the chairman of the nominating and corporate governance committee. The nominating and corporate governance committee's responsibilities include:

  •
  developing and recommending to the board criteria for board and committee membership;

  •
  establishing procedures for identifying and evaluating director candidates including nominees recommended by stockholders;

  •
  identifying individuals qualified to become board members;

  •
  recommending to the board the persons to be nominated for election as directors and to each of the board's committees;

  •
  developing and recommending to the board a code of business conduct and ethics and a set of corporate governance guidelines; and

  •
  overseeing the evaluation of the board and management.

        The nominating and corporate governance committee has also been initially appointed by our board of directors to administer the enterprise risk management process as the enterprise risk management committee. The enterprise risk management committee provides oversight of the recommendations of management and associated timeline to identify and assess severity of enterprise risks, the prioritization of such risks and development of any action plans to mitigate such risks.

        The nominating and corporate governance committee did not meet in person but took action two (2) times by written consent during the fiscal year ended March 31, 2016. The nominating and corporate governance committee operates under a written charter adopted by the board of directors, a current copy of which is available at the Corporate Governance section of our website at http://www.virtusa.com/investors.

Compensation committee interlocks and insider participation

        During our fiscal year ended March 31, 2016, Messrs. Trust, Davoli, Moriarty and Ramji served as members of the compensation committee. No member of the compensation committee was an employee or former employee of us or any of our subsidiaries, or had any relationship with us requiring disclosure herein.

        During our fiscal year ended March 31, 2016, no executive officer of the Company served as: (i) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) a director of another entity, one of whose executive officers served on our compensation committee; or (iii) a member of the compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

 REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The Virtusa Corporation (the "Company") board of directors appointed us as an audit committee to monitor and review the Company's accounting and financial reporting processes on behalf of the board of directors, including review of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal auditor and independent registered public accounting firm. As an audit committee, we select the independent registered public accounting firm.

        We are governed by a written charter adopted by the audit committee and our board of directors, which is available through the Investor Relations page of our website at http://www.virtusa.com.

        The audit committee consisted of four members, Messrs. O'Brien, Maheu, Armony and Nearhos, all non-employee directors at the time that the actions of the committee described in this report were undertaken during the Company's fiscal year ended March 31, 2016. Effective March 31, 2016, Mr. Nearhos was appointed to our audit committee by our board of directors. None of the members of the audit committee is an officer or employee of the Company, and the board of directors has determined that each member of the audit committee meets the independence requirements promulgated by The NASDAQ Stock Market, Inc. and the Securities and Exchange Commission, including Rule 10A-3(b)(1) under the Exchange Act. Messrs. O'Brien, Maheu and Nearhos are each "audit committee financial experts" as is currently defined under SEC rules. The audit committee operates under a written charter adopted by the board of directors.

        The Company's management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent registered public accounting firm is responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. However, we are not professionally engaged in the practice of accounting or auditing. We have relied, without independent verification, on the information provided to us and on the representations made by the Company's management and the independent registered public accounting firm.

        In fulfilling our oversight responsibilities, we discussed with representatives of KPMG LLP, the independent registered public accounting firm for our fiscal year ended March 31, 2016, the overall scope and plans for their audit of the consolidated financial statements for the fiscal year ended March 31, 2016. We met with them, with and without the Company's management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. We reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2016 with management and the independent registered public accounting firm.

        We also reviewed the report of management contained in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the Securities and Exchange Commission, on its assessment of the effectiveness of the Company's internal control over financial reporting, as well as the Reports of Independent Registered Public Accounting Firm included in the Annual Report on Form 10-K related to KPMG's audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting. We continue to oversee the Company's efforts related to its internal control over financial reporting and management's preparations for the evaluation in the Company's fiscal year ending March 31, 2017.

        We discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board, including a discussion of the Company's accounting principles, the application of those principles, and the other matters required to be discussed with audit committees under generally accepted auditing standards.

        We have reviewed the permitted services under rules of the Securities and Exchange Commission as currently in effect and discussed with KPMG their independence from management and the Company, including the matters in the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence. In evaluating the independence of our independent registered public accountant, we considered whether the services they provided beyond their audit and review of the consolidated financial statements were compatible with maintaining their independence. We also considered the amount of fees they received for audit and non-audit services.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the audit committee charter, we recommended to the board of directors that the audited consolidated financial statements for the fiscal year ended March 31, 2016 be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2016.

THE AUDIT COMMITTEE

William K. O'Brien, Chair
Ronald T. Maheu
Izhar Armony
Barry R. Nearhos (effective March 31, 2016)

 REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

        The compensation committee of the board of directors, which is comprised solely of independent directors within the meaning of applicable rules of The NASDAQ Stock Market, Inc., outside directors within the meaning of Section 162 of the Internal Revenue Code of 1986, as amended, and non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, is responsible for developing executive compensation policies and advising the board of directors with respect to such policies and administering the Company's cash incentive, stock option and equity incentive plans. The compensation committee sets performance goals and objectives for the chief executive officer and the other executive officers, evaluates their performance with respect to those goals and sets their compensation based upon the evaluation of their performance. In evaluating executive officer pay, the compensation committee may retain the services of a compensation consultant and consider recommendations from the chief executive officer with respect to goals and compensation of the other executive officers. The compensation committee assesses the information it receives in accordance with its business judgment. The compensation committee also periodically reviews director compensation. It has been our practice that decisions with respect to executive and director compensation are approved by the compensation committee and generally are also recommended to the full board (but only to the independent, outside directors thereof) for approval and/or ratification. Messrs. Trust, Davoli, Moriarty and Ramji are the current members of the compensation committee.

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis (the "CD&A") for the fiscal year ended March 31, 2016 with management. In reliance on the reviews and discussions referred to above, the compensation committee has approved of the CD&A, and has recommended to the board of directors, and the board of directors has approved, the CD&A for inclusion in the proxy statement for the fiscal year ended March 31, 2016 for filing with the Securities and Exchange Commission.

Respectfully submitted by the
Compensation Committee,

Martin Trust (chairman)
Robert E. Davoli
Rowland T. Moriarty
Al-Noor Ramji

 COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

Compensation discussion and analysis

Overview

        We believe that the compensation of our executive officers should focus executive behavior on the achievement of near-term corporate targets as well as long-term business objectives and strategies. We place significant emphasis on pay-for-performance compensation programs, which reward our executives when we achieve certain financial and business goals and create stockholder value. We use a combination of base salary, annual cash incentive compensation programs, a long-term equity incentive compensation program and a broad-based benefits program to create a competitive compensation package for our executive management team. We describe below our compensation philosophy, policies and practices with respect to our chief executive officer, chief financial officer and our other executive officers. We refer to our chief executive officer, chief financial officer and the other three executive officers listed in the summary compensation table below as our named executive officers.

Administration and objectives of our executive compensation program

        Our compensation committee, which is comprised entirely of independent directors, is responsible for establishing and administering our policies governing the compensation for our executive officers, including executive officer salaries, bonuses and equity incentive compensation. The compensation committee reviews all components of compensation for our named executive officers. In accordance with its charter, the compensation committee also, among other responsibilities, administers our incentive compensation plan, and reviews and makes recommendations to management on company-wide compensation programs and practices. It has been our practice that all decisions with respect to executives are approved by the compensation committee and generally are also recommended to the independent, outside members of our full board (the "Independent Board") for approval and/or ratification.

        Our compensation committee has designed our overall executive compensation program to achieve the following objectives:

  •
  attract and retain talented and experienced executives;

  •
  motivate and reward executives whose knowledge, skills and performance are critical to our success;

  •
  align the interests of our executive officers and stockholders by including a significant variable component which is weighted heavily towards performance-based rewards;

  •
  link the variable compensation paid to executives to measurable operating results;

  •
  ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

  •
  foster a shared commitment among executives by aligning their individual goals with our corporate goals; and

  •
  compensate our executives to manage our business to meet our near-term and long-term objectives.

Methodologies for establishing executive compensation

        We use a mix of short-term compensation (base salaries and variable cash incentive compensation) and long-term compensation (equity incentive compensation) to provide a total compensation structure that is designed to achieve the objectives of our executive compensation program. We determine the percentage mix of compensation structures that we think is appropriate for each of our executive officers. In general, the compensation committee believes that a substantial percentage of the compensation of our executive officers should be performance-based.

        The compensation committee meets outside the presence of the executive officers and uses its judgment and experience and the recommendations of the chief executive officer (except for his own compensation) to determine the appropriate mix of compensation for each individual. The compensation committee has the authority to engage the services of outside consultants and advisors to assist it with making decisions regarding the establishment of our compensation programs and philosophy. The compensation committee retained Meridian Partners as its independent compensation consultant to advise the compensation committee in matters related to executive officer and director compensation for our 2016 fiscal year, as described in more detail below. Meridian Partners does not provide any services to us other than the executive or board compensation services provided to the compensation committee.

        The compensation committee determines compensation for our chief executive officer using the same factors it uses for other executive officers, placing relatively less emphasis on base salary, and instead, creating greater performance-based opportunities through long-term equity and short-term variable cash incentive compensation, which we believe better aligns our chief executive officer's interests with our success and the interests of our stockholders. In assessing the compensation paid to our chief executive officer, the compensation committee relies on both information from our selected peer group and its judgment with respect to the factors described in this section. With the input of our compensation consultant and based on the peer group analysis described in this section, the chief executive officer makes recommendations to the compensation committee regarding base salary levels, target variable cash incentive awards, equity awards and performance goals for both variable cash incentive compensation and performance-based equity awards, for the named executive officers, other than his own. The compensation committee carefully considers the recommendations of the chief executive officer when making decisions on setting base salary, variable cash incentive payments under the prior fiscal year's incentive variable cash compensation plan, target amounts and performance goals for the current fiscal year's variable cash compensation plan and performance-based equity awards, and any other special adjustments or variable cash compensation or equity based awards or incentives.

        In determining whether to adjust the compensation of any one of our executive officers, including our named executive officers, we annually take into account the changes, if any, in the following:

  •
  market compensation levels;

  •
  the contributions made by each executive officer;

  •
  the performance of each executive officer and the Company as a whole;

  •
  the increases or decreases in responsibilities and roles of each executive officer;

  •
  the business needs for each executive officer;

  •
  the relevance of each executive officer's experience to other potential employers; and

  •
  the readiness of each executive officer to assume a more significant role within the organization.

        In addition to the processes and factors listed above, our compensation committee engaged a consultant with respect to our fiscal 2016, Meridian Partners, to conduct a peer group analysis and to help us analyze applicable compensation data to determine the appropriate compensation levels for our named executive officers, including base, variable cash compensation and equity components, against the peer group and industry practices. We maintained our fiscal 2016 peer group from the fiscal 2015 peer group as it reflected our current and projected revenues, our market capitalization and our growth rate. The peer group consisted of the following 16 companies:

ACI Worldwide Inc.	Fair Isaac Corporation
Blackbaud Inc.	Liquidity Services Inc.
Blucora Inc.	Pegasystems Inc.
Cardtronics Inc.	Perficient Inc.
CSG Systems International Inc.	TiVo Inc.
EPAM Systems Inc.	Ultimate Software Group Inc.
EVERTEC Inc.	Web.Com Group Inc.
ExlService Holdings Inc.	WebMD Health Corporation

        Our fiscal 2016 peer group listed above included companies which were publicly held, had generally between $361 million and $1,055 million in annual revenues with median revenues of our 2016 fiscal peer group being approximately $576 million.

        In our fiscal 2016 peer group listed above, we used companies that were engaged principally in IT consulting, IT outsourcing services or technology related services or solutions, and were primarily based or headquartered in the United States. We believe that the practices of this peer group of companies provide us with appropriate compensation benchmarks because these companies are generally similarly sized companies in revenues, with comparable profit margins and growth rates. These peer group companies also have similar organizational structures and may also compete with us to attract executives and other employees. For benchmarking executive compensation, we typically review the compensation data we collect from our peer group. While we generally target the market median of our peer group in recommending and approving compensation for our executive officers to remain competitive, we also consider the other factors listed in this section.

        Moreover, the compensation committee considered the advisory proposal approving named executive officer compensation that was completed for our 2015 annual meeting of stockholders. Of stockholder votes received, an overwhelming majority—over ninety-seven percent—of our stockholders voted to approve our "say on pay" proposal. Votes regarding the non-binding, advisory proposal approving compensation of our named executive officers were as follows:

For	25,717,040	97.82%
Against	231,088.88%
Abstain	341,785	1.3%
Non-Votes	1,260,049	N/A

        The compensation committee believes this affirms shareholders' support of our approach to executive compensation, and therefore did not significantly change its approach in our fiscal year ended March 31, 2016. The compensation committee will continue to consider the outcome of our say-on-pay votes, regulatory changes and emerging best practices when making future compensation decisions for our named executive officers.

        We have reassessed the relevance of our peer group for fiscal 2016 and we generally reassess the relevance of our peer group annually and make changes when judged appropriate. We believe that the use of a peer group analysis and generally targeting the market median of our peer group are important factors in remaining competitive with our peers and furthering our objective of attracting, motivating and retaining highly qualified personnel.

Executive compensation components

        Our fiscal 2016 executive compensation program is primarily composed of base salary, annual incentive variable cash compensation payable on an annual basis and performance-based equity compensation. Our compensation committee has not adopted a formal policy for allocating between various forms of compensation. However, we generally strive to provide our named executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance and be competitive within our peer group. With respect to various equity-based awards, we typically grant restricted stock awards, including performance-based restricted stock units, as a means of providing longer-term equity-based incentives to our executives. In addition, we provide our executives with benefits that are generally available to our salaried employees, including medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan. In April 2007, in connection with our initial public offering, we entered into agreements with each of Messrs. Canekeratne, Holler and Modder, and in July 2009, entered into similar agreements with each of Messrs. Rajgopal and Kalia, that provide for certain severance benefits upon termination of employment or a change in control. See the Section below, "Potential payments upon termination or change in control."

        Within the context of the overall objectives of our compensation programs, we determined the specific amounts of compensation, including base salary, variable incentive cash compensation and equity compensation, to be paid to each of our executives for our fiscal year ended March 31, 2016 based on a number of factors, including:

  •
  designing our compensation programs to be competitive with the peer group companies reviewed by our compensation committee in the IT services, IT consulting and/or technology industries (as set forth above) and, for any fiscal year, generally targeted at the market median (50th percentile), with the condition that, with respect to variable cash compensation and performance-based equity awards, we achieve operating results at least equal to or above the mid-point of financial guidance for such fiscal year;

  •
  the roles and responsibilities of our executives;

  •
  the individual experience and skills of, and expected contributions from, our executives;

  •
  the amounts of compensation being paid to our other executives;

  •
  our executives' historical compensation at our Company; and

  •
  the provisions of applicable employment agreements.

        In addition to the criteria above, the actual amount and allocation of total compensation (i.e., base salary, variable incentive cash compensation awards and equity awards) paid or issued to our named executive officers also reflects the timing and circumstances of when the executive joined us, the equity holdings of the executive officer and the geographic location of such executive officer. For instance, the compensation paid to Mr. Modder, who resides in Sri Lanka, partially reflects the lower cost geography of Sri Lanka. Although no formal policy for allocating between various forms of compensation has been adopted, our overall compensation, and each element of compensation, for these executives, in part, reflects our objective of targeting the median compensation of our peer group companies listed above, which we have selected for our compensation benchmarking for our fiscal year 2016.

        We discuss each of the primary elements of our executive compensation in detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs complement each other and collectively serve all of our executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation, each element to a greater or lesser extent serves each of our objectives.

        Base salary.    Our compensation committee annually reviews salary ranges and individual salaries for our executive officers. We have historically established base salaries for each of our executives based on many factors, including competition in the marketplace to hire and retain executives, our performance, experiences of our directors and leadership team with respect to salaries and compensation of executives in similarly situated companies in the IT industry and other similar industries, the factors listed in the section above, as well as additional factors, which we believe enables us to hire and retain our leadership team in an extremely competitive environment. We structure executive salaries so that these salaries are at least comparable with salaries paid by the peer companies listed in the section above. We generally target base salaries for each of our executives at the market median (50th percentile) in this peer group and also take into consideration many additional factors that we believe enable us to attract, motivate and retain our leadership team in an extremely competitive environment.

        Based on the factors listed above, during our fiscal year ended March 31, 2016, our compensation committee, with Independent Board ratification, established annual base salaries for our named executive officers noted in the table below:

	2016 Base Salary	2015 Base Salary	% Increase
Kris Canekeratne	$475,000	$450,000	5.6%
Ranjan Kalia	$360,000	$345,000	4.3%
Raj Rajgopal	$375,000	$370,000	1.4%
Thomas R. Holler	$340,000	$325,000	4.6%
Roger Keith Modder	$280,000	$270,000	3.7%

        For our fiscal year ended March 31, 2016, our compensation committee and our Independent Board's philosophy and strategy were to provide modest increases to base salaries from fiscal 2015 reflective of the performance of the Company for fiscal 2015 and growth forecasts for our fiscal 2016, as well as a shift of larger increases in cash compensation to performance-based compensation under the terms of our variable cash compensation program.

        We believe that the base salaries paid to our executive officers during our fiscal year ended March 31, 2016 achieve our executive compensation objectives and are competitive with those of similarly-situated companies.

        Variable incentive cash compensation award program.    We have designed our variable incentive cash compensation award program, or VCCP, to reward our executive officers upon the achievement of certain significant annual revenue and operating income goals, as approved in advance by our compensation committee and Independent Board. Our VCCP emphasizes pay-for-performance and is intended to closely align executive compensation with achievement of certain operating results and an increase in stockholder value. For our fiscal year ended March 31, 2016, our compensation committee, with Independent Board approval, increased target compensation under our VCCP based on achievement of performance-based targets in our VCCP, which targets were based on achieving at least the mid-point of our financial guidance for revenue and for operating profit for our fiscal 2016, as further described below.

        Our compensation committee and Independent Board established the fiscal 2016 variable cash compensation targeted payouts for each individual executive officer subject to the VCCP which were primarily based on our achieving at least our financial guidance targets for revenue and operating profit for our fiscal year ended March 31, 2016 (at the mid-point of financial guidance for a 60% payout and at the high end of financial guidance a 200% payout), as well as such factors as the historical targets for such executive, the seniority and ability of the executive to drive corporate performance, the geographies in which such executive is located, provisions of their respective employment agreements that were negotiated at the time of hire, and our objective to target cash incentives generally at the 50th percentile of similar cash incentives provided to officers in peer group companies in the IT services and/or IT consulting industries (but only if our Company achieves the mid-point of our financial guidance for such fiscal year with respect to the VCCP portion), as reviewed by the compensation committee, and as described in more detail above. In addition, for fiscal year 2016, our compensation committee engaged Meridian Partners to assist it to establish the parameters of our VCCP.

        Our fiscal 2016 revenue and operating income targets as approved by the compensation committee (and ratified by our Independent Board) represented a significant increase over our actual fiscal 2015 revenue and operating profit and are considered to be "stretch goals" and generally only pay at the 100% level under our VCCP if our Company achieves revenue and operating profit targets at the high end of our financial guidance for the 2016 fiscal year which we publicly provide at the beginning of such fiscal year. Under the terms of the VCCP for fiscal 2016, 50% of each of the executive officer's variable cash compensation was tied to achievement of each of our fiscal 2016 revenue target and operating income target, as established and approved by our compensation committee and ratified by the Independent Board. If the applicable target is achieved, we pay our executives their applicable annual VCCP payout within 75 days of the end of our fiscal year. In addition, the VCCP provides for variable cash compensation adjustments of up to 200% of the applicable payout for the executive officer upon achievement of 111% of the applicable revenue target (for the revenue based payout at 100%) and 119% of the operating income target (for the operating income payout at 100%), as the case may be, for fiscal 2016, and down to 60% of the applicable variable compensation payout (i.e., for revenue or operating income) to the extent that we miss the 100% revenue target by no more than 3.0% or we miss our 100% operating income target by no more than 10.6% respectively. We would not pay any variable cash compensation tied to revenue if the minimum revenue target was not achieved and we would not pay any variable cash compensation tied to the operating income if the minimum operating income target was not achieved, in each case for fiscal 2016.

        Our VCCP represents a significant percentage of our executive officers' base salaries and varies depending on the seniority and position of the executive officer, thus aligning our executives' compensation to our performance and creation of stockholder value. For fiscal 2016, the target bonus awards under our VCCP for each of our named executive officers, as a percentage of base salary earned during the fiscal year, are summarized in the table below:

	VCCP Payout Scale (% of base salary)
	Threshold (60% of target opportunity)(1)	% base salary	Target (100%)	% base salary	Maximum (200% of target opportunity)(2)	% base salary
Kris Canekeratne	$285,000	60%	$475,000	100%	$950,000	200%
Ranjan Kalia	$138,000	38%	$230,000	64%	$460,000	128%
Raj Rajgopal	$210,000	56%	$350,000	93%	$700,000	187%
Thomas R. Holler	$138,000	41%	$230,000	68%	$460,000	135%
Roger Keith Modder	$111,000	40%	$185,000	66%	$370,000	132%

(1)
Cash incentive payments are made only after the Company has achieved specified fiscal 2016 revenue and operating income targets.

(2)
This percentage reflects the maximum incentive cash payout levels established under our VCCP for 2016 based on the specific revenue and operating income targets established for fiscal 2016.

        Under the VCCP, the revenue target for the fiscal year ended March 31, 2016 was $587 million for a 100% payout (representing a growth rate of approximately 22.6% from fiscal 2015) with the minimum revenue threshold of $578 million which would result in a 60% targeted revenue payout (representing a growth rate of approximately 20.7% from fiscal 2015). Based on our revenues of $600.3 million for our fiscal year ended March 31, 2016, our executives were eligible to earn 150.3% of their targeted variable cash compensation tied to revenue.

        The operating income target for the fiscal year ended March 31, 2016, was $63.2 million, representing a 20.2% increase from fiscal 2015 operating income. Based on our operating results for our fiscal year ended March 31, 2016, we achieved operating income of $45.3 million for fiscal 2016 which did not result in our executives being eligible for a VCCP payout of the variable cash payout tied to operating income.

        The following tables summarize the fiscal 2016 performance measures, associated weightings and goals for each of the named executive officers under the VCCP. The payout opportunity for our fiscal 2016 VCCP ranges from 60% of the target incentive opportunity for achieving threshold level of performance to 200% of the target incentive opportunity for achieving maximum level of performance, as listed below:

		Performance Goal
Performance Measure	Weighting	Threshold 60%	Target 100%	Maximum 200%
Revenue	50%	$578 million	$587 million	$650 million
Operating Income	50%	$59.9 million	$63.2 million	$75.0 million

        Under our VCCP, our executives earned a blended rate of 75.15% of the total targeted amounts.

        All amounts earned under our VCCP are based on actual results of operations but any amounts of actual payouts are subject to approval by our compensation committee and Independent Board. Based on our achievement of the performance metrics set forth above, and due to the fact that we did not achieve our operating income targets, our compensation committee and Independent Board only approved an amount equal to 50% of the original target, rather than the 75.15% actually achieved for payment of VCCP cash awards to our named executive officers for performance in fiscal 2016 pursuant to our VCCP, as set forth below:

	VCCP Bonus Award
	Original Target Incentive Opportunity	Achievement	Approved(1)	VCCP Paid(1)
Kris Canekeratne	$475,000	75.15%	50%	$237,500
Ranjan Kalia	$230,000	75.15%	50%	$115,000
Raj Rajgopal	$350,000	75.15%	50%	$175,000
Thomas R. Holler	$230,000	75.15%	50%	$115,000
Roger Keith Modder	$185,000	75.15%	50%	$92,500

(1)
Represents amount actually approved to be paid by our compensation committee and Independent Board.

        Equity compensation.    We use equity awards, such as stock options, restricted stock awards, restricted stock units and other equity-based incentive programs to attract, retain, motivate and reward our executive officers, and align the interests of our executive officers with our stockholders. Our decisions regarding the amount and type of equity incentive compensation, the allocation of equity and relative weighting of these awards within total executive compensation have been based on our compensation committee's strategy, with board approval, to increasingly allocate more of the total equity awards granted to be based on achievement of performance-based metrics, as well as our understanding and individual experiences of market practices of similarly-situated companies and our negotiations with our executives in connection with their initial employment or promotion.

        For our fiscal year ended March 31, 2016, we also engaged Meridian Partners and used our peer group analysis, as described above, to assist us with assessing the allocation and use of equity compensation as a component of total compensation. Equity-based incentive awards are intended to be the longer-term components of our overall executive compensation program. While annual variable incentive cash compensation is designed to encourage shorter-term performance, generally performance over a one-year period, equity-based awards are designed to encourage our named executives' performance over several years.

        To date, all grants of equity-based awards to our executive officers have been subject to approval first by the compensation committee and then by our Independent Board at regularly scheduled or special meetings during the year. Our compensation committee has approved and our Independent Board has adopted and approved an equity award grant policy, pursuant to which all equity awards must be approved by the compensation committee. Our practice is also to obtain approval by the Independent Board of all equity awards approved by the compensation committee. All equity awards will be made at fair market value based on the closing market price of our common stock on the NASDAQ Global Market on the effective date of grant. While our current equity incentive plans may permit the granting of equity awards at any time, our equity award grant policy provides that we will generally grant incentive awards only on a regularly scheduled basis, as follows:

  •
  grants made in connection with the hiring of a new employee or promotion of an existing employee will be made on a regular quarterly basis on the third trading day after we first publicly release our financial results for the quarter or year, as the case may be; and

  •
  grants made to existing employees, other than in connection with a promotion, will generally be made, if at all, on an annual basis and will generally be made effective on the third trading day after we first publicly release our financial results for the prior quarter or year.

        A number of factors are considered in determining the amount of equity incentive awards, if any, to grant to our executives, including:

  •
  ensuring that our allocation of long-term equity incentive awards are competitive with the peer group companies reviewed by our compensation committee in the IT services, IT consulting and/or technology industries and that our equity award executive compensation is generally targeted at the market median (50th percentile), assuming, with respect to performance-based equity awards, only 60% would vest if we achieve operating results at the mid-point of financial guidance. If we achieve operating results above the mid-point of our financial guidance for our fiscal year, the targeted equity compensation generally will be above the market median;

  •
  the number of shares subject to, and exercise prices of, outstanding options, both vested and unvested, held by our executives;

  •
  the vesting schedule of the unvested equity awards held by our executives; and

  •
  the amount and percentage of our total equity on a diluted basis held by our executives.

        Equity compensation awards to our named executive officers have primarily consisted of restricted stock awards and restricted stock units which vest over time, or performance-based restricted stock awards, which vest only on achievement of certain milestones or thresholds such as revenue and operating income achievement with respect to a fiscal year.

        Restricted stock awards that are subject to time-based vesting, provide the executive officer with immediate voting rights as a holder of shares of restricted stock, but the officer's right to continue to hold the shares (and thus any appreciation of such shares) and the right to sell such shares without restriction remain subject to the continued vesting of the shares tied to the executive's continued service. Restricted stock units subject to time-based vesting operate similarly to restricted stock awards except that the grantee receives stock units which are settled in shares of common stock equal to the number of units earned upon vesting. Restricted stock units do not carry voting rights until the units vest and are settled into shares.

        With respect to performance-based restricted stock, the underlying shares are issued upon vesting (net of taxes) or the units are deemed conditionally vested based on achievement of the applicable milestone but then remain subject to time-based vesting before any issuance of the underlying shares can take place. Our compensation committee, with Independent Board approval, has determined that certain performance-based restricted stock unit awards, which conditionally vest on achievement of certain milestones, should also then be subject to time-based vesting of time periods of between 18 and 36 months from the initial grant date. The grantee does not have voting rights unless the units vest and are settled in shares. Shares of restricted stock which do not vest, whether time-based vesting or performance-based, are subject to forfeiture. We believe these equity awards continue to align the interests of the executive with those of our stockholders.

        In fiscal 2016, in connection with establishing executive compensation for our fiscal year ended March 31, 2016, our compensation committee approved, and our Independent Board ratified, the grant of equity awards to our named executive officers whereby100% of the equity awards granted were performance-based awards which would vest only on achievement of stretch revenue goals for our fiscal 2016. We did not allocate any time-based restricted stock awards or units to our executives.

        The compensation committee believes this strategy

  •
  aligns the incentives of our executives with the interests of our stockholders;

  •
  rewards and motivates both near-term and long-term executive performance;

  •
  provides both retention value and incentives to our executive officers to achieve aggressive, but achievable goals; and

  •
  focuses on linking equity awards, and the vesting thereof, to the performance of our executive team to critical operating metrics.

        In November 2015, our compensation committee established and awarded, and our Independent Board ratified, performance-based restricted stock units ("2015 PSUs") to each of our named executive officers. The following table outlines the threshold, target and maximum performance goals for the 2015 PSUs for the fiscal year ended March 31, 2016:

		Performance Goal
Performance Measure	Weighting	Threshold 25%	Target 100%	Maximum 150%
Revenue	100%	$569 million	$587 million	$650 million

        The performance-based shares underlying the 2015 PSUs conditionally vest based only upon achievement of the Company achieving recognized revenue under US GAAP for the fiscal year ended March 31, 2016 as follows: 150% of the underlying shares conditionally vest at $650 million, 125% of the underlying shares conditionally vest at $600 million, 100% of the underlying shares conditionally vest at $587 million, 75% of the underlying shares conditionally vest at $578 million, 25% of the underlying shares conditionally vest at $569 million (and pro-rated vesting if we achieved revenue for fiscal 2016 between the foregoing revenue targets). No PSUs vest if revenue for fiscal 2016 is below $569 million.

        To the extent that any of the underlying shares of the 2015 PSUs conditionally vest based on achievement of the foregoing performance targets, 33% of the number of the underlying shares deemed earned, vest on September 1, 2016 and 67% of the number of the underlying shares vest on March 1, 2018.

        The following table outlines the 2015 PSUs granted and, based on $600.3 million in revenue achieved by the Company for the fiscal year ended March 31, 2016, the underlying shares deemed earned at 125.15% achievement in fiscal 2016:

	PSUs Granted	PSUs Earned(1)
Kris Canekeratne	77,223	96,643
Ranjan Kalia	27,028	33,825
Raj Rajgopal	30,889	38,657
Thomas R. Holler	30,889	38,657
Roger Keith Modder	27,028	33,825

(1)
Represents the PSUs conditionally vested and subject to the time-based vesting provisions above.

Stock Ownership Guidelines

        We introduced equity ownership guidelines in November 2010 to further align the interests of our executive officers and directors with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from three times base salary (in the case of our executives, other than our chief executive officer) to five times base salary for our chairman and chief executive officer. In addition, under the guidelines, our directors are expected to hold common stock in an amount equal to four times their current annual board, cash retainer fee (excluding chairman fees). For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted stock and in-the-money vested stock options, but does not include unvested performance-based restricted stock or unvested stock options. Executives and directors are expected to meet their ownership guidelines within three years of becoming subject to the guidelines. All of our executives and members of the board of directors have complied with these guidelines.

Other benefits

        We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life and accidental death and dismemberment insurance and our 401(k) plan, in each case on the same basis as other employees. We do not currently provide a matching contribution under our 401(k) plan to any executive officers but do offer limited matching to our non-highly compensated, non-executive employees. Moreover, with the exception of plans mandated by the governments of India and Sri Lanka, we do not offer retirement benefits (except in our 401(k) Plan). Consistent with our compensation philosophy, we intend to continue to maintain our current benefits and perquisites for our executive officers. The compensation committee in its discretion may revise, amend or add to the officer's executive benefits and perquisites if it deems it advisable. We provide perquisites not normally provided to all salaried employees to Mr. Modder, who resides in Sri Lanka. We provided Mr. Modder with perquisites including full company-paid family health insurance, golf and athletic club memberships and the use of company-owned automobiles and employee provident fund and employee trust fund contributions (retirement benefits under Sri Lankan law). These perquisites are considered standard in Sri Lanka and similar to those customarily provided to other Sri Lankan-based executives. Our compensation committee approved (and our Independent Board ratified) all of the above perquisites set forth above for the fiscal year ended March 31, 2016.

Severance and change in control benefits

        In April 2007, we entered into executive agreements with Messrs. Canekeratne, Holler and Modder that provide for certain severance and change in control payments. In July 2009, we entered into similar agreements with Mr. Rajgopal and Mr. Kalia as a result of their promotions in fiscal 2009. Our goal in providing severance and change in control benefits is to offer sufficient cash continuity protection such that our executives will focus their full time and attention on the requirements of the business rather than the potential implications for their respective positions. We prefer to have certainty regarding the potential severance amounts payable to the named executive officers under certain circumstances, rather than negotiating severance at the time that a named executive officer's employment terminates. We have also determined that accelerated vesting provisions in connection with a termination following a change in control are appropriate because they will encourage our restricted stock and option holders, including our named executive officers, to stay focused in such circumstances, rather than the potential implications for them. See "Potential payments upon termination of change in control" set forth below for a more detailed discussion.

Tax deductibility of executive compensation

        In general, under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, we cannot deduct, for federal income tax purposes, compensation in excess of $1,000,000 paid to certain executive officers. This deduction limitation does not apply, however, to compensation that constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. We have considered the limitations on deductions imposed by Section 162(m) of the Code and it is our present intention, for so long as it is consistent with our overall compensation objective, to structure executive compensation to minimize application of the deduction limitations of Section 162(m) of the Code and to be cost and tax effective. Therefore, the compensation committee intends to preserve corporate tax deductions, while maintaining the flexibility in the future to approve arrangements that it deems to be in our best interests and the best interests of our stockholders, even if such arrangements do not always qualify for full tax deductibility.

Risk oversight of compensation programs

        The compensation committee believes that our compensation program for executive officers is not structured to be reasonably likely to present a material adverse risk to us based on the following factors:

  •
  Our compensation program for executive officers is designed to provide a balanced mix of cash and equity, annual and longer-term incentives, and performance targets;

  •
  The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus primarily on stock price performance to the detriment of other important business metrics;

  •
  Our restricted stock awards and performance-based restricted stock unit grants generally vest over three to four years and are only valuable if our stock price increases over time. With our performance-based shares, in certain cases, vesting is tied to operating metrics such as revenue or operating income targets, not stock price, so our executives are incented to work together to maximize the company results, not any individual metric to which the other executives are not tied or have no input or undue influence; and

  •
  Maximum payout levels under the VCCP for the variable cash compensation are capped.

Executive compensation summary

        The following table sets forth summary compensation information for the Company's chief executive officer, chief financial officer and the three other most highly compensated executive officers for the fiscal years ended March 31, 2016, 2015 and 2014:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Kris Canekeratne	2016	462,500	—	3,717,200	(6)	—	237,500	—		—		4,417,200
Chairman and Chief	2015	443,750	—	2,990,124		—	154,850	—		—		3,588,724
Executive Officer	2014	425,000	—	2,342,963		—	310,250	—		—		3,078,213
Ranjan Kalia	2016	352,500	—	1,301,018	(6)	—	115,000	—		—		1,768,518
Executive Vice President and	2015	341,250	—	1,016,605		—	73,984	—		—		1,431,839
Chief Financial Officer	2014	330,000	—	702,874		—	146,000	—		—		1,178,874
Raj Rajgopal	2016	372,500	—	1,486,870	(6)	—	175,000	—		—		2,034,370
President, ETS	2015	365,000	—	1,106,324		—	113,557	—		—		1,584,881
	2014	346,250	—	937,165		—	219,000	—		—		1,502,415
Thomas R. Holler	2016	332,500	—	1,486,870	(6)	—	115,000	—		—		1,934,370
Executive Vice President,	2015	321,250	—	926,947		—	73,984	—		—		1,322,181
and Chief Strategy Officer	2014	310,000	—	702,874		—	146,000	—		—		1,158,874
Roger Keith Modder	2016	256,858	—	1,301,018	(6)	—	92,500	7,532	(7)	89,374	(8)	1,747,282
Executive Vice President,	2015	262,193	—	1,016,605		—	58,499	22,125	(7)	90,765	(8)	1,450,187
and Chief Operating Officer(5)	2014	249,117	—	937,165		—	113,804	5,599	(7)	88,881	(8)	1,394,566

(1)
All salary amounts in the table above reflect the earnings of each named executive officer as calculated based on the actual number of business days in each fiscal year.

(2)
In accordance with SEC rules, the "Stock Awards" column reflects the aggregate grant date fair value of restricted stock computed in accordance with FASB ASC Topic 718 and excludes the effect of estimated forfeitures. Awards subject to performance conditions are calculated based on the probable outcome of the performance conditions on grant date.

(3)
SEC rules also require us to disclose the grant date fair value of awards subject to performance conditions, assuming maximum performance. The fair values listed in the table above also include restricted stock awards granted to the executive subject to time-based vesting. For further details regarding issuances of performance-based restricted stock, see "Compensation and other Information Concerning Directors and Officers—Compensation discussion and analysis—Equity Compensation."

(4)
We pay non-equity variable incentive plan compensation payouts under our VCCP with respect to the applicable fiscal year after approval by our compensation committee and our Independent Board (no later than 75 days following the fiscal year). See section "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis—Equity Compensation" for more details.

(5)
All cash amounts are paid and recorded in Sri Lankan rupees and translated back into U.S. dollars using the annual average exchange rates of $ 0.00720, $ 0.00763, and $ 0.00769 per Sri Lankan rupee for the fiscal years ended March 31, 2016, 2015, and 2014 respectively.

(6)
For the fiscal year ended March 31, 2016, the grant date fair values for the performance-based restricted stock units granted in November 2015, which would be awarded at 150% of grant date fair value, assuming maximum performance targets are achieved at super stretch goals, are as follows:

Name	Performance-based Maximum Performance ($)
Kris Canekeratne	6,082,470
Ranjan Kalia	2,128,860
Raj Rajgopal	2,432,972
Thomas R. Holler	2,432,972
Roger Keith Modder	2,128,860
(7)
Represents the year-over-year change in the value of accumulated pension benefits to be paid under the government-mandated Sri Lanka Defined Benefit Gratuity Plan, and reflects any changes in fiscal year end exchange rates of the Sri Lankan rupee to the U.S. dollar.

(8)
Includes the value of the following perquisites:

Perquisite	Fiscal 2016	Fiscal 2015	Fiscal 2014
Company-paid vehicle(a)	$29,240	$28,470	$26,528
Company paid health insurance premium	$13,786	$14,126	$10,848
Golf and athletic club memberships	$1,363	$1,314	$1,130
Employee provident fund and employee trust fund contributions	$38,529	$39,329	$37,368
Company-owned auto expenses	$6,456	$7,526	$13,007

(a)
Allocated cost for one year based on purchase price and 4 year depreciation.

Fiscal 2016 grants of plan-based awards

        The compensation committee approves all of our equity-based and non-equity-based awards to all of our employees, including our executive officers. The expected payouts under the non-equity incentive plan awards in the table below for Messrs. Canekeratne, Kalia, Rajgopal, Holler and Modder are those under our VCCP. All of these incentive plans are discussed above and amounts awarded are recorded in the fiscal year to which they apply and there are no provisions for future payouts.

GRANT OF PLAN-BASED AWARDS

									All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Possible Payouts under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards					Exercise or Base Price of Option or Stock Awards ($/Share)	Grant Date Fair Value of Option and Stock Awards ($)(3)
Name	Grant Date	Action Date	Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Kris Canekeratne	—	—	285,000	475,000	950,000	—	—	—	—	—	—	—
	11/9/2015	5/20/2015	—	—	—	19,305	77,223	115,834	—	—	—	3,717,200
Ranjan Kalia	—	—	138,000	230,000	460,000	—	—	—	—	—	—	—
	11/9/2015	5/20/2015	—	—	—	6,757	27,028	40,542	—	—	—	1,301,018
Raj Rajgopal	—	—	210,000	350,000	700,000	—	—	—	—	—	—	—
	11/9/2015	5/20/2015	—	—	—	7,722	30,889	46,333	—	—	—	1,486,870
Thomas R. Holler	—	—	138,000	230,000	460,000	—	—	—	—	—	—	—
	11/9/2015	5/20/2015	—	—	—	7,722	30,889	46,333	—	—	—	1,486,870
Roger Keith Modder	—	—	111,000	185,000	370,000	—	—	—	—	—	—	—
	11/9/2015	5/20/2015	—	—	—	6,757	27,028	40,542	—	—	—	1,301,018

(1)
Represents amounts that could be paid under our VCCP. See section "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis—Variable incentive cash compensation award program" for more details.

(2)
The number of performance-based restricted stock units ("PSUs") granted under the Company's 2015 Stock Option and Incentive Plan ("2015 Plan") vest at a rate based upon the Company's achievement of the following Company revenue targets for the fiscal year ended March 31, 2016: 150% of the underlying shares conditionally vest at $650 million, 125% of the underlying shares conditionally vest at $600 million, 100% of the underlying shares conditionally vest at $587 million, 75% of the underlying shares conditionally vest at $578 million, 25% of the underlying shares conditionally vest at $569 million, no vesting below $569 million. If the Company's revenue was above the minimum revenue of $569 million for the fiscal year ending March 31, 2016, there would be pro-rated vesting of the shares, starting at 25%. To the extent that the Company achieves at least the minimum revenue target, the shares underlying the PSUs are then subject to time-based vesting as follows: 33% vest on September 1, 2016 and the remaining 67% vest on March 1, 2018. See section "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis—Equity Compensation" for more details.

(3)
The amounts reported in this column reflect the grant date fair value of all awards computed under SFAS ASC Topic 718 and for performance-based awards, reflects the probability of achievement of the applicable targets on grant date.

Fiscal 2016 outstanding equity awards at fiscal year-end

        The following table sets forth certain information concerning the number of outstanding equity awards held by our named executive officers that are exercisable and unexercisable or vested and not vested at March 31, 2016:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Unit Other Rights That Have Not Vested ($)(2)
Kris Canekeratne	100,000	—	14.00	8/2/2017	—		—	—		—
	38,175	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	32,364	(3)	1,212,355	—		—
	—	—	—	—	29,994	(4)	1,123,575	—		—
	—	—	—	—	22,880	(5)	857,085	—		—
	—	—	—	—	20,000	(6)	749,200	—		—
	—	—	—	—	—		—	77,223	(8)	2,892,774
Ranjan Kalia	40,000	—	10.02	5/23/2018	—		—	—		—
	4,279	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	11,003	(3)	412,172	—		—
	—	—	—	—	10,197	(4)	381,980	—		—
	—	—	—	—	6,864	(5)	257,125	—		—
	—	—	—	—	6,250	(6)	234,125	—		—
	—	—	—	—	7,352	(7)	275,406	—		—
	—	—	—	—	—		—	27,028	(8)	1,012,469
Raj Rajgopal	12,241	—	10.02	5/23/2018	—		—	—		—
	23,985	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	—		—	—		—
	—	—	—	—	11,974	(3)	448,546	—		—
	—	—	—	—	11,097	(4)	415,694	—		—
	—	—	—	—	9,152	(5)	342,834	—		—
	—	—	—	—	7,500	(6)	280,950	—		—
	—	—	—	—	—		—	30,889	(8)	1,157,102
Thomas R. Holler	2,685	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	10,032	(3)	375,799	—		—
	—	—	—	—	9,298	(4)	348,303	—		—
	—	—	—	—	6,864	(5)	257,125	—		—
	—	—	—	—	6,250	(6)	234,125	—		—
	—	—	—	—	—		—	30,889	(8)	1,157,102
Roger Keith Modder	17,716	—	9.82	8/4/2019	—		—	—		—
	—	—	—	—	11,003	(3)	412,172	—		—
	—	—	—	—	10,197	(4)	381,980	—		—
	—	—	—	—	9,152	(5)	342,834	—		—
	—	—	—	—	6,250	(6)	234,125	—		—
	—	—	—	—	—		—	27,028	(8)	1,012,469

(1)
The expiration date of each stock option is ten years after the grant date, and all outstanding options granted to the Named Executives as of March 31, 2016 have fully vested pursuant to their terms.

(2)
Assumes closing price of $37.46 on March 31, 2016.

(3)
Represents awards of performance-based deferred restricted stock unit awards granted on August 8, 2014 under the 2007 Stock Option and Incentive Plan ("2007 Plan") that have met performance targets but remain subject to time-based vesting through March 1, 2017.

(4)
25% of the restricted shares granted vest annually on each of June 1, 2015, 2016, 2017 and 2018.

(5)
25% of the restricted shares granted vest annually on each of June 1, 2014, 2015, 2016 and 2017.

(6)
25% of the restricted shares granted vest annually on each of June 1, 2013, 2014, 2015 and 2016.

(7)
In connection with Mr. Kalia's promotion to executive vice president in October 2012, the compensation committee approved and our Independent Board approved and ratified this grant of restricted stock which was issued on November 6, 2012, with 25% of the shares vesting annually on each December 1, 2013, 2014, 2015 and 2016 respectively.

(8)
These performance-based restricted stock units ("2015 PSUs") were granted on November 9, 2015 under the 2015 Plan. The number of performance-based restricted stock units granted under the 2015 Plan conditionally vest at a rate based upon the Company's achievement of the following Company revenue targets for the fiscal year ended March 31, 2016: 150% of the underlying shares conditionally vest at $650 million, 125% of the underlying shares conditionally vest at $600 million, 100% of the underlying shares conditionally vest at $587 million, 75% of the underlying shares conditionally vest at $578 million, 25% of the underlying shares conditionally vest at $569 million, no vesting below $569 million. If the Company's revenue was above the minimum revenue of $569 million for the fiscal year ending March 31, 2016, there would be pro-rated vesting of the shares, starting at 25%. To the extent that the Company achieves at least the minimum revenue target, the shares underlying the PSUs are then subject to time-based vesting as follows: 33% vest on September 1, 2016 and the remaining 67% vest on March 1, 2018. See the table "Grant of Plan Based Awards" listed above under the column "Estimated Future Payouts under Equity Incentive Plan Awards" for more details on these grants. See also the section "Compensation and Other Information Concerning Directors and Officers—Compensation Discussion and Analysis—Equity Compensation" for more details.

Fiscal 2016 option exercises and stock vested

        The following table sets forth for each named executive officer, certain information with respect to the exercise of stock options and the vesting of restricted stock awards during the fiscal year ended March 31, 2016:

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Kris Canekeratne	—	—	112,470	4,901,204
Ranjan Kalia	—	—	44,350	1,986,327
Raj Rajgopal	22,225	869,472	41,738	1,808,607
Thomas R. Holler	—	—	34,249	1,494,609
Roger Keith Modder	—	—	39,709	1,712,722

(1)
Amounts disclosed in this column were calculated based on the difference between the fair market value of our common stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated by the Exchange Act.

(2)
Amounts disclosed in this column were calculated based on the aggregate dollar amount realized by the named executive officer upon the vesting of the stock computed by multiplying the number of shares of stock vesting by the market price of our common stock on the vesting date in accordance with regulations promulgated under the Exchange Act.

Pension benefits

        Our subsidiary, Virtusa (Sri Lanka) Private Limited, contributes to a defined benefit plan covering its respective employees in Sri Lanka as mandated by the Sri Lankan government. Benefits are based on the employee's years of service and compensation level. Except for Mr. Modder, none of our other named executive officers is covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in connection with retirement.

        The following table summarizes the defined benefit plan of our Sri Lanka subsidiary for our fiscal year ended March 31, 2016:

2016 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefits ($)(1)		Payments During Last Fiscal Year ($)
Roger Keith Modder	Sri Lanka Benefit Gratuity Plan	15	163,509	(2)	—

(1)
Under the plan, an employee's pension (gratuity) benefits vest after five years of credited service, and are payable in a lump sum amount upon retirement or separation of employment from the Company in an amount equal to one-half of an employee's basic monthly salary times the number of years of credited service. The amount reflected in the table represents the accumulated benefits payable at the end of fiscal 2016.

(2)
Amounts are recorded in Sri Lankan rupees and were translated into U.S. dollars using the fiscal year 2016 year end exchange rate of $ 0.00720 per rupee.

Nonqualified deferred compensation

        None of our named executive officers is covered by a defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

Potential payments upon termination of change in control

        In April 2007, we entered into executive agreements with Messrs. Canekeratne, Holler, Modder, and in July 2009, we entered into executive agreements with Messrs. Rajgopal and Kalia, that provide for certain severance and change in control payments. The following summaries set forth potential payments payable to these executive officers upon termination of employment by us other than for cause or by the executive for good reason, or a change in control of us under the executive agreements and our other compensation programs. Cause is defined under these agreements to include willful misconduct or non-performance of duties, certain violations of our policies, the commission of a felony or misdemeanor involving moral turpitude and the failure to cooperate in certain internal or other investigations. Good reason includes a material reduction in the executive's annual base salary or targeted annual cash compensation, a substantial diminution of the executive's responsibility or authority or a more than 50 mile relocation of the executive's primary business location. The compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.

        Termination by us other than for cause or termination by executive for good reason, prior to a change in control.    Our executive agreements with Messrs. Canekeratne, Holler, Modder, Rajgopal and Kalia, provide that if we terminate such executive's employment other than for cause, or if such executive terminates his employment for good reason, the executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

  •
  100% of Mr. Canekeratne's annual base salary and 50% of the annual base salary of Messrs. Holler, Modder, Rajgopal and Kalia; and

  •
  A prorated share of the annual bonus, if any, which the executive officer would have earned in the year in which the termination of employment occurs.

        In addition, upon any such termination, Mr. Canekeratne is entitled to continued health benefits for 12 months and each other executive officer is entitled to six months of continued health benefits. The foregoing benefits are subject to the execution of a general release by the executive officer.

        Termination by us for cause or by executive for other than good reason; death or disability.    Regardless of any change in control, we are not obligated to make any cash payment or provide benefits to these executive officers if their employment is terminated by us for cause or by such executive without good reason other than the payment of unpaid salary and accrued and unused vacation pay. We do not provide any death or disability benefits for any of our executive officers that are not also available to our employees generally.

        Termination by us other than for cause or termination by executive for good reason following a change in control.    Our executive agreements with these executive officers provide that, in the event of a termination of employment other than for cause, or if such executive terminates his employment for good reason, within 24 months following a change in control in the case of Mr. Canekeratne and 12 months following a change in control in the case of Messrs. Holler, Modder, Rajgopal and Kalia, such executive is entitled to a lump-sum severance payment (less applicable withholding taxes) equal to:

  •
  200% of Mr. Canekeratne's annual base salary and 50% of the annual base salary of Messrs. Holler, Modder, Rajgopal and Kalia; and

  •
  200% in the case of Mr. Canekeratne, and 100% in the case of Messrs. Holler, Modder, Rajgopal and Kalia of the prorated share of the annual bonus, if any, which such executive officer would have earned in the year in which the termination of employment occurs.

        In addition, upon any such termination, Mr. Canekeratne is entitled to continued health benefits for 24 months and each of Messrs. Holler, Modder, Rajgopal and Kalia is entitled to six months of continued health benefits, upon a change of control. All unvested equity awards held by each such executive officer also become fully-vested and immediately exercisable. The foregoing benefits are subject to the execution of a general release by the executive officer.

        Automatic acceleration of vesting upon a change in control.    The terms of our executive agreements with our executive officers as listed above provide that the equity awards granted to these executive officers will have their vesting accelerated by 12 months upon any change in control, regardless of whether there is a subsequent termination of employment.

Kris Canekeratne

        The following table describes the potential payments and benefits upon employment termination or change in control for Kris Canekeratne, our chairman and chief executive officer, as if his employment terminated as of March 31, 2016, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$475,000	$475,000	$950,000	$—
Variable Cash Compensation(1)	237,500	237,500	475,000	—
Accrued vacation	36,541	36,541	36,541	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	7,562,462	3,959,260
Continued health benefits	7,926	7,926	15,852	—

Total	$756,967	$756,967	$9,039,855	$3,959,260

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2016.

(2)
As noted above, Mr. Canekeratne's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 24 months following a change in control. Performance-based shares underlying the restricted stock units which were tied to the Company's revenue for the fiscal year ended March 31, 2016 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2016 and 67% of the underlying shares vest on March 1, 2018. The value of stock options, restricted stock and deferred restricted stock unit awards is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2016 of $37.46.

Ranjan Kalia

        The following table describes the potential payments and benefits upon employment termination or change in control for Ranjan Kalia, our executive vice president and chief financial officer, as if his employment terminated as of March 31, 2016, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$180,000	$180,000	$180,000	$—
Variable Cash Compensation(1)	115,000	115,000	115,000	—
Accrued vacation	24,238	24,238	24,238	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	2,827,893	1,595,721
Continued health benefits	3,963	3,963	3,963	—

Total	$323,201	$323,201	$3,151,094	$1,595,721

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2016.

(2)
As noted above, Mr. Kalia's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units which were tied to the Company's revenue for the fiscal year ended March 31, 2016 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2016 and 67% of the underlying shares vest on March 1, 2018. The value of stock options, restricted stock and deferred restricted stock unit awards is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2016 of $37.46.

Raj Rajgopal

        The following table describes the potential payments and benefits upon employment termination or change in control for Raj Rajgopal, our president, as if his employment terminated as of March 31, 2016, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$187,500	$187,500	$187,500	$—
Variable Cash Compensation(1)	175,000	175,000	175,000	—
Accrued vacation	28,848	28,848	28,848	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	2,936,115	1,517,317
Continued health benefits	3,963	3,963	3,963	—

Total	$395,311	$395,311	$3,331,426	$1,517,317

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2016.

(2)
As noted above, Mr. Rajgopal's equity awards are subject to 12-month acceleration of vesting following a change in control and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units which were tied to the Company's revenue for the fiscal year ended March 31, 2016 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2016 and 67% of the underlying shares vest on March 1, 2018. The value of stock options, restricted stock and deferred restricted stock unit awards is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2016 of $37.46.

Thomas R. Holler

        The following table describes the potential payments and benefits upon employment termination or change in control for Thomas R. Holler, our executive vice president and chief strategy officer, as if his employment terminated as of March 31, 2016, the last business day of our last fiscal year.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$170,000	$170,000	$170,000	$—
Variable Cash Compensation(1)	115,000	115,000	115,000	—
Accrued vacation	22,907	22,907	22,907	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	2,663,443	1,332,452
Continued health benefits	3,963	3,963	3,963	—

Total	$311,870	$311,870	$2,975,313	$1,332,452

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2016.

(2)
As noted above, Mr. Holler's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units which were tied to the Company's revenue for the fiscal year ended March 31, 2016 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2016 and 67% of the underlying shares vest on March 1, 2018. The value of stock options, restricted stock and deferred restricted stock unit awards is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2016 of $37.46.

Roger Keith Modder

        The following table describes the potential payments and benefits upon employment termination or change in control for Roger Keith Modder, our executive vice president and chief operating officer as if his employment terminated as of March 31, 2016, the last business day of our last fiscal year. All cash amounts in U.S. dollars in the table below would be paid in Sri Lankan rupees.

Executive Benefits and Payments Upon Termination	Voluntary Resignation for Good Reason	Termination by the Company for Other Than Cause	Termination by the Company for Other Than Cause or Voluntary Resignation for Good Reason Following Change in Control	Acceleration Following Change in Control
Base salary	$140,000	$140,000	$140,000	$—
Variable Cash Compensation(1)	92,500	92,500	92,500	—
Accrued vacation	19,943	19,943	19,943	—
Acceleration of stock option vesting	—	—	—	—
Acceleration of restricted stock award vesting(2)	—	—	2,638,195	1,363,169
Continued health benefits	6,893	6,893	6,893	—

Total	$259,336	$259,336	$2,897,531	$1,363,169

(1)
The variable cash compensation amounts reflected is based on the actual annual payouts under our VCCP for the fiscal year ended March 31, 2016.

(2)
As noted above, Mr. Modder's equity awards are subject to 12-month acceleration of vesting following a change in control, and become 100% fully-vested and immediately exercisable upon termination of his employment by the Company for other than cause or voluntary resignation for good reason within 12 months following a change in control. Performance-based shares underlying the restricted stock units which were tied to the Company's revenue for the fiscal year ended March 31, 2016 were deemed outstanding for purposes of the calculations above as such shares are subject to time-based vesting as follows: 33% of the underlying shares vest on September 1, 2016 and 67% of the underlying shares vest on March 1, 2018. The value of stock options, restricted stock and deferred restricted stock unit awards is calculated by reference to the closing sale price of our common stock on the NASDAQ Stock Market on March 31, 2016 of $37.46.

Equity Compensation Plan Information

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2016, consisting of the 2015 Plan, 2007 Plan, the SAR Plan and the 2000 Plan:

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted Average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities referenced in column (a)) (c)
Equity compensation plans approved by security holders	1,300,674	(1)	$13.56	(2)	2,883,041	(3)

(1)
Includes 680,346 shares of common stock issuable upon exercise of outstanding options, and 620,328 unvested restricted stock unit awards outstanding issuable upon the vesting of performance shares if specified performance metrics are achieved. Does not include restricted stock awards subject to vesting as those shares are outstanding already.

(2)
Since restricted stock units do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(3)
As of July 20, 2016, the record date, there were zero shares available for grant under the 2000 Plan, zero shares available for grant under the 2005 SAR Plan, zero shares available for grant under our 2007 Plan and 2,644,679 shares available for grant under our 2015 Plan.

Director compensation

        Upon recommendation of the compensation committee, our Independent Board approved an amended and restated non-employee director compensation policy effective July 1, 2014 that provides for annual compensation of $150,000, of which we will make an annual restricted stock award/unit grant to each non-employee director with an economic value of $100,000 (with the number of shares (or underlying shares) determined by dividing $100,000 by the fair market value of the closing price of our common stock on the date of grant) and an annual retainer fee of $50,000 payable in cash. In addition, the chairmen of our audit, compensation and nominating and corporate governance committees receive an annual fee of $22,000, $15,000 and $10,000, respectively. We will also pay our lead director an annual fee of $15,000. All cash payments will be made on a quarterly basis.

        In addition, we will make, under our applicable stock plan, a one-time, initial restricted stock award (or unit award) of $50,000 (with the number of shares (or underlying shares) determined by dividing $50,000 by the fair market value of the closing price of our common shares on the date of grant) to any new non-employee director who joins the board of directors. These shares will vest in three equal installments annually, with the first vesting date on the anniversary of the first day of the third month of the quarter following the director's join date.

        Each restricted stock (or unit) award granted to a non-employee director under the non-employee director compensation policy will be made at the board of directors' meeting immediately following our annual meeting. The shares (or underlying shares) will vest in three equal installments annually at a rate of 33.33%, with the first installment vesting on the September 1 following the board meeting giving rise to the directors' annual equity award grant, with remaining vesting each one year anniversary thereafter. The vesting of all of the equity awards granted to our non-employee directors will also accelerate by 12 months in the event of a change in control.

        We reimburse all non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or any committees thereof.

        The following table sets forth a summary of the compensation earned by or paid to our non-employee directors for our fiscal year ended March 31, 2016:

2016 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Izhar Armony	50,000	99,953	(2)	—	—	—	—	149,953
Robert E. Davoli	50,000	99,953	(2)	—	—	—	—	149,953
Ronald T. Maheu	50,000	99,953	(2)	—	—	—	—	149,953
Rowland T. Moriarty(a)	60,000	99,953	(2)	—	—	—	—	159,953
Martin Trust(b)	80,000	99,953	(2)	—	—	—	—	179,953
William K. O'Brien(c)	72,000	99,953	(2)	—	—	—	—	171,953
Al-Noor Ramji	50,000	99,953	(2)	—	—	—	—	149,953
Barry R. Nearhos(d)	—	108,297	(3)(4)	—	—	—	—	108,297

(1)
Represents the cash fees earned during fiscal year 2016. We pay these fees promptly after the quarter in which they are earned.

(a)
Mr. Moriarty's cash fees earned include an annual fee of $10,000 as chairman of the nominating and corporate governance committee.

(b)
Mr. Trust's cash fees earned include an annual fee of $15,000 as chairman of the compensation committee and an annual fee as lead director.

(c)
Mr. O'Brien's cash fees earned include an annual fee of $22,000 as chairman of the audit committee.

(d)
Mr. Nearhos was appointed to the Board of Directors on March 31, 2016 and did not earn cash fees during fiscal year 2016.

(2)
Represents the aggregate grant date fair value of the restricted stock awards/units granted on November 17, 2015, determined in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award was $49.58.

(3)
Represents Mr. Nearhos' initial, one time grant of $49,972, as well as a pro-rated grant in the amount of $58,325 (based on a $100,000 annual grant and his appointment date).

(4)
Represents the aggregate grant date fair value of the restricted stock awards/units granted on March 31, 2016, determined in accordance with FASB ASC Topic 718. The grant date fair value of each restricted stock award was $37.46.

        The non-employee members of our board of directors who held such positions as of March 31, 2016 held the following aggregate number of unexercised options and unvested restricted stock awards as of such date:

Name	Number of Securities Underlying Unexercised Options	Number of Unvested Restricted Stock Awards/Units
Izhar Armony	21,267	3,684
Robert E. Davoli	3,583	3,684
Ronald T. Maheu	38,924	3,266
Rowland T. Moriarty	29,489	3,684
Martin Trust	58,924	3,684
William K. O'Brien	43,563	3,684
Al-Noor Ramji	22,921	3,684
Barry R. Nearhos	—	2,891

        The following table shows the grant of restricted stock awards/units made to the non-employee members of our board of directors during the fiscal year ended March 31, 2016:

Name	Grant Date	Number of Shares Underlying Restricted Stock Units
Izhar Armony	11/17/2015	2,016
Robert E. Davoli	11/17/2015	2,016
Ronald T. Maheu	11/17/2015	2,016
Rowland T. Moriarty	11/17/2015	2,016
Martin Trust	11/17/2015	2,016
William K. O'Brien	11/17/2015	2,016
Al-Noor Ramji	11/17/2015	2,016
Barry R. Nearhos	03/31/2016	2,891

Transactions with related persons

        Other than compensation agreements, which are described above, since April 1, 2015, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

        Our Independent Board has adopted a written related party transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy with regard to related party transactions is that all related party transactions are to be reviewed by our general counsel, who will determine whether the contemplated transaction or arrangement requires the approval of the Independent Board, the audit committee, both or neither.

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTANTS

        The audit committee of the board of directors has retained the firm of KPMG LLP, independent registered public accountants, to serve as independent registered public accountants for our 2017 fiscal year. KPMG LLP has served as our independent registered public accounting firm since 2004. The audit committee reviewed and discussed its selection of, and the performance of, KPMG LLP for our 2017 fiscal year. As a matter of good corporate governance, the audit committee has determined to submit its selection to stockholders for ratification. If the selection of independent registered public accountants is ratified, the audit committee at its discretion may select a different independent registered public accounting firm at any time during the fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

        The audit committee of the board of directors has implemented procedures under our audit committee pre-approval policy for audit and non-audit services, or the Pre-Approval Policy, to ensure that all audit and permitted non-audit services to be provided to us have been pre-approved by the audit committee. Specifically, the audit committee pre-approves the use of KPMG LLP for specific audit and non-audit services, within approved monetary limits. If a proposed service has not been pre-approved pursuant to the Pre-Approval Policy, then it must be specifically pre-approved by the audit committee before it may be provided by KPMG LLP. Any pre-approved services exceeding the pre-approved monetary limits require specific approval by the audit committee. For additional information concerning the audit committee and its activities with KPMG LLP, see "The Board of Directors and Its Committees" and "Report of the Audit Committee of the Board of Directors."

        Representatives of KPMG LLP attended nine (9) of nine (9) meetings of the audit committee in our fiscal year ended March 31, 2016. We expect that a representative of KPMG LLP will attend the annual meeting, and the representative will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from stockholders.

Fees billed by KPMG LLP

        The following table shows the aggregate fees for professional services rendered by KPMG LLP to us during the fiscal years ended March 31, 2016 and 2015:

	2016	2015
Audit Fees	$1,906,000	$1,392,500
Audit-Related Fees	670,220	76,862
Tax Fees	90,352	17,115
All Other Fees	31,230	6,210

Total	$2,697,802	$1,492,687

Audit fees

        Audit fees for both years consist of fees for professional services associated with the audit of our annual consolidated financial statements, the review of the consolidated interim financial statements and the audit of our internal control over financial reporting. These fees also include fees for services that are normally provided in connection with statutory audit and regulatory filings.

Audit-related fees

        Fees for audit-related services consist of fees for statutory audit certification services, xBRL tagging services, due diligence services provided in connection with acquisitions, including the Polaris acquisition, accounting consultation and other services that were reasonably related to the performance of audits or reviews of our financial statements and are not reported above under "Audit fees."

Tax fees

        Tax fees consist of fees for foreign tax structuring assistance and tax due diligence services provided in connection with acquisitions, including the Polaris acquisition. The audit committee has determined that the provision of these services to us by KPMG is compatible with maintaining their independence.

All other fees

        All other fees relate to permissible non-audit services, and primarily include IT process assessment services and software license fees for accounting research on-line.

        All of the foregoing fees were pre-approved by the audit committee.

        For Proposal 2, the ratification of the appointment of KPMG LLP as the Company's independent registered public accountants for the current fiscal year, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on each such matter is required for approval.

Recommendation of the board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE RATIFICATION OF KPMG LLP
AS VIRTUSA CORPORATION'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FOR FISCAL YEAR ENDING MARCH 31, 2017

 PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        The following proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as discussed in this proxy statement. Accordingly, we are asking our stockholders to vote "FOR" the following resolution at our annual meeting of stockholders:

          "RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        This vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering future compensation decisions for our named executive officers.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE "FOR" THE APPROVAL OF, ON AN ADVISORY BASIS,
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
AS DISCLOSED IN THIS PROXY STATEMENT.

OTHER MATTERS

        The board of directors knows of no other matters to be brought before the annual meeting. If any other matters are properly brought before the annual meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2017 annual meeting of stockholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the Securities and Exchange Commission, must be received at the Company's principal executive offices not later than March 31, 2017. Stockholders who wish to make a proposal at the 2017 annual meeting—other than one that will be included in the Company's proxy statement—must notify us between May 10, 2017 and June 9, 2017. If a stockholder who wishes to present a proposal fails to notify us by June 9, 2017 and such proposal is brought before the 2017 annual meeting, then under the Securities and Exchange Commission's proxy rules, the proxies solicited by management with respect to the 2017 annual meeting will confer discretionary voting authority with respect to the stockholder's proposal on the persons selected by management to vote the proxies. If a stockholder makes a timely notification, the proxies may still exercise discretionary voting authority under circumstances consistent with the Securities and Exchange Commission's proxy rules. In order to curtail controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested, to:

Virtusa Corporation 2000 West Park Drive Westborough, Massachusetts 01581 Attn: Secretary

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by regulations of the Securities and Exchange Commission to furnish us with copies of all such filings. Based solely on our review of copies of such filings we believe that all such persons complied on a timely basis with all Section 16(a) filing requirements during the fiscal year ended March 31, 2016.

EXPENSES AND SOLICITATION

        The cost of solicitation of proxies will be borne by us and, in addition to soliciting stockholders by mail through its regular employees, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our stock registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail or telegraph following the original solicitation. We may also retain an independent proxy solicitation firm to assist in the solicitation of proxies.

VIEWING OF PROXY MATERIALS VIA THE INTERNET

        Federal Law permits us to distribute our annual report and this proxy statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder's address and eliminates the cost of sending these documents by mail. Stockholders may elect to view all future annual reports and proxy statements on the Internet instead of receiving them by mail. If you would like to receive future stockholder communications over the Internet exclusively, and no longer receive any material by mail, please visit www.envisionreports.com/VRTU, for registered holders or visit www.edocumentview.com/VRTU for beneficial holders, and follow the instructions in the secured website, enter your account number (shown on your proxy card) and tax identification number to log in, and then select receive company mailings via e-mail and provide your e-mail address. Your election to view proxy materials online is perpetual unless you revoke it later.

HOUSEHOLDING OF PROXY MATERIALS

        Our 2016 Annual Report, including audited financial statements for the fiscal year ended March 31, 2016 is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, Broadridge Financial Solutions has undertaken an effort to deliver only one Annual Report and one proxy statement to multiple shareholders sharing an address. This delivery method, called "householding," is not being used, however, if Broadridge has received contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement, we will deliver promptly a separate copy of the Annual Report and the proxy statement to any shareholder who sends a written request to Virtusa Corporation, 2000 West Park Drive, Westborough, Massachusetts 01581, Attn: Secretary, (508) 389-7300. If your household is receiving multiple copies of our Annual Report or proxy statement and you wish to request delivery of a single copy if to any shareholder who sends a written request to:

Virtusa Corporation 2000 West Park Drive Westborough, Massachusetts 01581 Attn: Secretary

Virtusa Corporation
Proxy for Annual Meeting of Stockholders

September 7, 2016

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ranjan Kalia and Paul D. Tutun, together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Virtusa Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Virtusa Corporation to be held on Wednesday, September 7, 2016 at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, Massachusetts 01581, and at any adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 25, 2016, a copy of which has been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. YOU MAY ALSO SUBMIT YOUR VOTE VIA THE INTERNET (www.envisionreports.com/VRTU) BY FOLLOWING THE INSTRUCTIONS IN THE SECURE WEBSITE OR BY TELEPHONE (1-800-652-VOTE (8683)) BY FOLLOWING THE INSTRUCTIONS IN THE RECORDED MESSAGE, IN EACH CASE BY 1:00 A.M. EASTERN TIME, ON SEPTEMBER 7, 2016. IF YOU VOTE VIA THE INTERNET OR VIA TELEPHONE OR HAVE PREVIOUSLY SENT YOUR PROXY IN, YOU WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON AT THE ANNUAL MEETING.

SEE REVERSE SIDE

PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED
☒ Please mark votes with a checkmark as in this example.

The Board of Directors recommends a vote FOR items 1, 2 and 3.

        1.     To elect two members to the board of directors, nominated by the board of directors, to serve for a three-year term as class III directors, each director to serve for such term until his respective successor has been duly elected and qualified, or until his earlier death, resignation or removal. The Board recommends a vote FOR each nominee.

        NOMINEES: Kris Canekeratne and Barry R. Nearhos

For All ☐	Withhold For All ☐	For All Except ☐	To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's name below.

        2.     To ratify the appointment of the firm of KPMG LLP, as our independent registered public accounting firm, for the fiscal year ending March 31, 2017. The Board recommends a vote FOR this proposal number 2.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        3.     To approve, on an advisory basis, the compensation of our named executive officers. The Board recommends a vote FOR this proposal number 3.

☐ FOR	☐ AGAINST	☐ ABSTAIN

        4.     To transact such other business as may properly come before the annual meeting and any adjournment thereof.

☐ MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

Important notice regarding the availability of the proxy materials for the Annual Meeting of Stockholders to be held on Wednesday, September 7, 2016: the Proxy Statement, Annual Report to Stockholders, and the address of the location of the Annual Meeting of Stockholders, for registered stockholders are available at www.envisionreports.com/VRTU, and for beneficial holders with shares in street name, at www.edocumentview.com/VRTU.

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Ranjan Kalia and Paul D. Tutun, together, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Virtusa Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Virtusa Corporation to be held on Wednesday, September 7, 2016 at 8:00 a.m., local time, at the offices of Virtusa Corporation located at 2000 West Park Drive, Westborough, MA 01581, and at any adjournments or postponements thereof, upon matter set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated July 25, 2016, a copy of which has been received by the undersigned.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 and 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON THESE MATTERS AND ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

See Reverse Side

QuickLinks

TABLE OF CONTENTS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
EXECUTIVE OFFICERS AND DIRECTORS
CORPORATE GOVERNANCE AND BOARD MATTERS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS
SUMMARY COMPENSATION TABLE
GRANT OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTION EXERCISES AND STOCK VESTED
2016 Pension Benefits
2016 DIRECTOR COMPENSATION
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
PROPOSAL 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OTHER MATTERS
STOCKHOLDER PROPOSALS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES AND SOLICITATION
VIEWING OF PROXY MATERIALS VIA THE INTERNET
HOUSEHOLDING OF PROXY MATERIALS